                                                                    EXHIBIT 10.2


                                    AGREEMENT

         This Agreement dated this 6th day of November, 1992, by and among Susquehanna Cable Co., a Pennsylvania corporation with offices at 140 East Market Street, York, Pennsylvania 17401 ("SCC" herein), and Cable TV of East Providence, Inc. Casco Cable Television Inc., Casco Cable Television of Bath, Inc., SBC Cable Co. and York Cable Television, Inc. (collectively "Subsidiaries") corporations with offices at 140 E. Market Street York, Pennsylvania and Lenfest Communications, Inc. and Lenfest York, Inc., Delaware corporations with offices c/o Suburban Cable TV Co., Inc., 202 Shoemaker Road, Pottstown, Pennsylvania 19464 (collectively "Lenfest" herein).

                              W I T N E S S E T H:

         WHEREAS, Susquehanna Pfaltzgraff Co. ("Susquehanna" herein) is the owner of all issued and outstanding voting common stock of SCC and 98.8% of the total voting and nonvoting common stock of SCC;

         WHEREAS, Susquehanna is contemplating the formation of a new subsidiary ("Susquehanna Media") which will become the owner of all the issued and outstanding voting common stock of SCC;
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         WHEREAS, SCC owns at least 80% of the issued and outstanding stock of its Subsidiaries and will own 100% at Closing (as hereinafter defined in Section
3);

         WHEREAS, Lenfest has requested and SCC has agreed to recapitalize SCC and its subsidiaries by borrowing One Hundred Nine Million Dollars ($109,000,000) of debt in conjunction with the refinancing of its parent, Susquehanna ("Refinancing" herein);

         WHEREAS, SCC and its Subsidiaries desire to issue equity interests in SCC and its Subsidiaries; and

         WHEREAS, Lenfest desires to acquire equity interests in SCC and the Subsidiaries in exchange for capital contributions of cash and the cable television systems in Red Lion and Mount Wolf, Pennsylvania ("Red Lion System" herein) and will further provide SCC the opportunity to purchase cable television programming for the systems owned by its Subsidiaries;

         NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties intending to be legally bound, mutually agree as follows:

SECTION 1. SUBSCRIPTION AND ISSUANCE OF NEW SHARES. Subject to the terms and conditions set forth in this Agreement, Lenfest shall subscribe for and SCC and its Subsidiaries shall issue the


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following minority percentage equity interests ("Equity Interests") in SCC and its Subsidiaries:

                                            % Equity            Shares to Be
Company                                     Interest         Issued to Lenfest
-------                                     --------         -----------------
SCC                                           14.9%             132,886.64
York Cable Television, Inc.                   14.1%                   8.21
Casco Cable Television, Inc.                  14.1%                  47.27
Casco Cable Television of
       Bath, Inc.                             14.1%                  26.26
Cable TV of East Providence, Inc.             14.1%                 787.89
SBC Cable Co.                                 14.1%               5,909.20

SECTION 2. PURCHASE PRICE AND CONTRIBUTION OF RED LION SYSTEM.

(a) Lenfest shall pay at Closing by transfer to each appropriate payee, which shall be allocated to the acquisition of the various equity interests the amounts as follows:

Company                                                           Purchase Price
-------                                                           --------------
SCC                                                                 $10,213,000
Casco Cable Television, Inc.                                            100,000
Casco Cable Television of Bath, Inc.                                     50,000
Cable TV of East Providence, Inc.                                       387,000
SBC Cable Co.                                                           250,000

(b) Lenfest shall transfer or cause the transfer of the assets and franchises of the Red Lion System ("Assets" herein) used or useful in the operation of the Red Lion System to York Cable Television, Inc., ("York Cable" herein) said Assets having an agreed upon value of the cost to acquire the Red Lion System. Lenfest shall contribute sufficient cash to York Cable to acquire the Assets at no cost to York Cable. In the event that the Assets are acquired at a cost of less than $13,000,000, Lenfest shall compensate York Cable and SCC for any additional taxes


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caused by the loss of depreciation associated with the difference in the purchase price and $13,000,000. If Lenfest is unable to transfer the Assets to York Cable at Closing or at the Extended Red Lion Closing, Lenfest shall convey to York Cable in lieu of the Assets, Fifteen Million Five Hundred Thousand Dollars ($15,500,000) except as otherwise provided herein.

SECTION 3. CLOSING DATE. (a) The Closing shall take place at 10:00 a.m. on a date mutually agreed upon by the parties which shall be within fifteen (15) days after the satisfaction of all of the conditions precedent in this Agreement, at SCC's offices at 140 E. Market Street, York, Pennsylvania. If Closing does not occur prior to March 31, 1993, either party may terminate this Agreement, provided, however, that if a party's breach of this Agreement has prevented the consummation of the transactions contemplated hereby, that party shall not be entitled to terminate this Agreement.

(b) Extended Red Lion Closing. Notwithstanding Section 3(a) above, in the event that Lenfest is unable to transfer or cause the transfer of the Assets as contemplated in Section 2(b) above on the Closing Date contemplated in Section 3(a), above, but except as provided in Section 7(a) below, then the Closing Date for the Assets shall be extended to June 30, 1993 without penalty. If the Extended Red Lion Closing occurs subsequent to June 30, 1993, Lenfest shall pay $75,000 per month on the fifteenth of the month for each additional month (subject to proration for a partial month) that Lenfest is unable to have the


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
Assets conveyed to York Cable. The $75,000 per month payments shall continue until the Assets are conveyed to York Cable or Lenfest has determined in good faith that it cannot cause the transfer of the Assets and has made the cash payment in lieu thereof. If Lenfest does not cause the transfer of the Assets on or before December 31, 1993, Lenfest shall pay to York Cable in lieu of the Assets and in consideration of the Equity Interest in York Cable Fifteen Million Five Hundred Thousand Dollars ($15,500,000) on December 31, 1993 as set forth in
Section 2(b) of this Agreement except as otherwise provided herein. The shares of York Cable will be issued to Lenfest on the date of the Extended Red Lion Closing.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SCC. As an incentive to Lenfest to enter into this Agreement and to consummate the transactions contemplated herein, SCC represents and warrants to Lenfest as follows:

(a) Subsistence. Each of SCC and the Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and duly qualified to do business as a foreign corporation in any state where such qualification would be required.

(b) Corporate Authority. Each of SCC and its Subsidiaries has the corporate power and authority to enter into and perform its obligations under this Agreement and SCC and its Subsidiaries


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
will not take any action to impair such power and authority between the date hereof and Closing. Neither the execution nor the delivery of the Agreement nor the consummation of the transactions contemplated herein, nor compliance with or fulfillment of the terms and provisions hereof, will conflict with or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under (i) the articles of incorporation or bylaws of SCC or the Subsidiaries, (ii) any instrument, agreement, judgement, order, award, decree to or by which SCC or the Subsidiaries are a party or are bound and which is material to their respective financial condition other than loan agreement with current lenders which will be cured by the Refinancing to close contemporaneously with the Closing or (iii) subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, ("HSR Act") if applicable, and subject to approvals, if any, required under existing governmental franchises, permits, licenses and authorizations, any statute, law, rule or regulation to which SCC or its Subsidiaries are subject except various franchising authorities listed on Schedule 1. The execution, delivery and performance of this Agreement by SCC or the Subsidiaries have been duly authorized by all requisite corporate action, and this Agreement constitutes a valid and binding agreement of SCC and its Subsidiaries enforceable against SCC and its Subsidiaries in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting


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
creditor's rights generally and by general principles of equity, including, without limitation, the availability of equitable remedies.

(c) Capital Structures of SCC and the Subsidiaries. The authorized, issued and outstanding capital of SCC and the Subsidiaries are as follows:

                                                               To be
                                          Shares            Outstanding            Par
Company                                 Authorized          at Closing           Value
-------                                 ----------          ----------           -----
SCC              Class A                 1,000,000            750,000           $  1.00
                 Class B                   100,000              8,970           $  1.00

York Cable Television, Inc.                    100                 50           $  1.00

Casco Cable Television, Inc.                 1,000                288           $100.00

Casco Cable Television of
     Bath, Inc.                              2,000                160             None

Cable TV of East Providence
   Inc.                                     10,000              4,800           $  1.00

SBC Cable, Inc.                            100,000             36,000           $  1.00

All of the shares of stock of SCC and the Subsidiaries are fully paid, validly issued and non-assessable. Susquehanna owns 100% of the voting stock of SCC and 98.8% of all of the capital stock of SCC. SCC owns in excess of 80% of each subsidiary. At Closing, SCC shall own 100% of the issued and outstanding stock of the Subsidiaries. With the exception of (i) rights to purchase 2,600 shares of Class B Nonvoting Common Stock of SCC and options to acquire an additional 5200 shares (assuming all rights to purchase 2,600 shares are exercised), (ii) the option to purchase 12,740 shares of Class B Nonvoting Common Stock of


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
SCC, and (iii) the right of holders of Class B stock of SCC to convert this stock to Class A stock if 50% of the stock or assets of SCC are sold, there are no other rights or options to acquire shares of the capital stock of SCC or any Subsidiary, whether upon conversion of other securities or otherwise.

(d) Title to Shares. Susquehanna or Susquehanna Media with respect to SCC and SCC with respect to the subsidiaries, will have good and indefeasible title to the shares of capital stock it currently holds and, at Closing, will have good and indefeasible title to all of the outstanding voting shares of SCC and its Subsidiaries, free and clear of all liens, charges, security interests, adverse claims, pledges, encumbrances, or restrictions of any kind. At Closing, Lenfest will acquire good and valid title to the Equity Interests being issued by SCC and its Subsidiaries fully paid and non-assessable and free and clear of any lien or encumbrance.

(e) No distribution on Shares. Neither SCC nor any of the Subsidiaries have since December 31, 1991, purchased or redeemed (other than redemption of minority interests in the Subsidiaries or SCC) any of its capital stock, paid or declared any dividend or made any other distribution in respect of its capital stock. No dividends or distributions will be declared or paid from the date hereof to Closing except that SCC and the Subsidiaries will declare dividends of approximately Eighty Million Dollars ($80,000,000) in connection with the refinancing contemplated by this transaction.


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
(f) No Material Adverse Changes. Except as otherwise disclosed in this Agreement, or in other information provided to Lenfest by SCC, and the refinancing of SCC and Susquehanna by which SCC will have intercompany debt in the amount of $109,000,000, there have been no material Adverse changes in the assets or liabilities, or in the condition, financial or otherwise, of SCC or the Subsidiaries.

(g) No Material Undisclosed Liabilities. To the best knowledge of SCC, after due inquiry and investigation, neither SCC nor any of the Subsidiaries is subject to any material liability, absolute or contingent, which is not reflected in, or which is substantially in excess of the amounts shown or reserved for in, the balance sheet of SCC dated December 31, 1991, or which is not otherwise disclosed in this Agreement, other than liabilities of the same nature as those set forth in such balance sheet or disclosed herein and reasonably incurred in the ordinary course of its business.

(h) No Material Default or Litigation. To the best knowledge of SCC, after due inquiry and investigation, neither SCC nor the Subsidiaries are in default and no condition exists which with notice or the passage of time would constitute a default under any agreement, lease or other obligations to which it is a party, which default, if acted upon by the party or parties legally entitled to do so, would have a material adverse effect on the financial condition of SCC or the Subsidiaries other than defaults in certain loan agreements with its current lenders which will be cured by the Refinancing completed contemporaneously with Closing. Except as set forth in Schedule 2, there are no lawsuits, proceedings, claims or governmental investigations or demands pending or, to the best knowledge of SCC after due inquiry and investigation threatened against SCC or its Subsidiaries or any of the properties or businesses of SCC or the subsidiaries. None of the lawsuits, if adversely decided, would have a material adverse effect on the financial condition of SCC or seek to restrain, prohibit or delay consummation of the transactions contemplated hereby. There are no outstanding decrees, orders, judgments or stipulations to which SCC or its Subsidiaries are subject which materially adversely affect the financial condition of SCC or its Subsidiaries.

         (i) Tax Liabilities. All income, excise, property, sales and other tax returns which are required to be filed by or on behalf of SCC and its Subsidiaries up to and including the date hereof have been filed by SCC, are true and correct to the best of SCC's knowledge and all taxes which have become due pursuant to such returns, or pursuant to any assessment which has become payable have been paid. No extension of the time for filing a return with respect to SCC is currently in effect except that Susquehanna had obtained an extension of time to file its consolidated federal income tax return and certain state tax returns for the year ended December 31, 1991 which returns have been filed. Such returns for periods ended on or before December 31, 1991, and the returns to be filed by or on behalf of the SCC


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
and its Subsidiaries with respect to any interim period thereafter, and any final returns required to be filed on or before the Closing Date, are or will be true and correct in all material respects and, to the extent that any taxable liability has accrued but has not yet become payable, the amounts accrued and reflected in the 1991 Financial Statements or referred to in the notes thereto are sufficient for the payment of all accrued, unpaid or deferred income, excise, property and sales taxes (including any interest or penalties) for the year ended December 31, 1991 and all prior fiscal years. SCC and the Subsidiaries are not currently being audited by the Internal Revenue Service or any state or local taxing authority and have received no notice regarding any pending audit or investigation.

(j) Insurance. SCC and the Subsidiaries maintain policies of fire, casualty and other liability and other forms of insurance in such amounts and against such risks and losses as are reasonable for their businesses and properties. SCC and the Subsidiaries will keep such insurance in full force and effect through the Closing Date.

(k) Corporate Records. The corporate minute books of SCC and the Subsidiaries contain all the minutes of meetings of directors and shareholders of SCC and the Subsidiaries, and the share certificate books of SCC and the Subsidiaries are complete and accurate in all material respects.

(l) Conduct of Business. Since December 31, 1991, SCC and the Subsidiaries have
(a) conducted their business in the ordinary


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course; (b) not been engaged in any significant labor disputes; (c) not experienced any material change in their condition (financial or otherwise), assets, liabilities, properties, or business, including any damage, destruction or loss (whether or not covered by insurance) to property by fire or other casualty, except changes in the ordinary course of their business, none of which have been material; (d) not increased the compensation, bonuses, pensions or profit sharing payable to their employees other than in the ordinary course of business, or paid or declared any dividend or other distribution to their shareholders except as provided in Schedule 4; (e) not placed a lien on any of their assets, except in the ordinary course of business; (f) not sold, lent, abandoned or otherwise disposed of any of their assets other than in the ordinary course of business and other than a cable system serving approximately 1,300 subscribers in Wilkinson and Amite counties, Mississippi; (g) not incurred, created or assumed any indebtedness, liability or obligation not in the ordinary course of business; (h) not entered into any material agreement not in the ordinary course of business and which has not been at arm's length rates and terms; and (i) not acquired or disposed of any fixed assets made or contracted for any capital expenditures or settled or discharged any balance sheet receivable for less than the stated amount thereof, other than in the ordinary course of business.

(m) Compliance with Laws. SCC and the Subsidiaries have complied in all material respects with and are in material compliance with all federal, state and local statutes, laws, judgments, orders or decrees applicable to it, and there does not exist any basis for any claim of default under or violation of any such statute, law, judgment, order or decree except such defaults or violations, if any, that in the aggregate do not and will not materially and adversely affect SCC and the Subsidiaries.

(n) Indebtedness. At Closing, SCC will have consolidated indebtedness of One Hundred Nine Million Dollars ($109,000,000) owing to Susquehanna Media which shall be evidenced by a grid note payable in seven years with no predetermined amortization. Such inter-company debt will have an interest rate equal to the weighted average interest rate of Susquehanna Media's third party borrowings; provided, however, that at Closing such rate shall not exceed nine and one-half percent (9-1/2%) per annum.

(o) Financial Statements. The financial operating statements (pretax) of SCC and its Subsidiaries dated December 31, 1991, and for the period through August 31, 1992 and which have been provided to Lenfest have been prepared in accordance with generally accepted accounting principles consistently applied.

(p) Disclosure. No representation or warranty by SCC and its Subsidiaries or Susquehanna, to the extent it makes any representation or warranty, in this Agreement or any Schedule to this Agreement or any statement, list or certificate furnished or to be furnished by SCC or its Subsidiaries or Susquehanna, to the extent it has furnished or furnishes any list or certificate, pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide a prospective purchaser of the Equity Interests with proper information as to such Equity Interests.

(q) Effect of Certificates. All certificates of SCC and its Subsidiaries and Susquehanna, to the extent Susquehanna is delivering any certificates, delivered under this Agreement shall be deemed to be additional representations and warranties of SCC and its Subsidiaries.

Section 5. Representations and Warranties of Lenfest.

       As an inducement to SCC to enter into this Agreement and to consummate the transactions contemplated herein, Lenfest hereby represents and warrants to SCC as follows:

(a) Subsistence. (i) Lenfest Communications Inc. is a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) Lenfest York is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b) Corporate Authority. Lenfest has, the corporate power and authority to enter into and perform its obligations under this Agreement, to acquire the Equity Interests pursuant to this Agreement and to do all acts and things required to be done by it under this Agreement except that Lenfest is required to provide notice to certain banks prior to execution of this Agreement which Lenfest has done and further it will not take any action to impair such power and authority between the date hereof and the

Closing. The execution, delivery and performance of this Agreement by Lenfest has been duly authorized by all requisite corporate action. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with, nor fulfillment of, the terms and provisions hereof will conflict with or result in a breach or violation of the terms, conditions or provisions of or constitute a default and no condition exists which with notice or the passage of time would constitute a default under (i) the articles of incorporation or bylaws of Lenfest, (ii) any instrument, agreement, mortgage, judgment, order, award, or decree to which Lenfest is a party or by which it is bound, or (iii) subject to compliance with the HSR Act, if applicable, any statute, law, rule or regulation to which Lenfest is subject. This Agreement, when executed and delivered by Lenfest, will constitute a valid and binding agreement of Lenfest enforceable against Lenfest in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity, including, without limitation, the availability of equitable remedies.

(c) Financing. Lenfest has sufficient financing available to it to pay the cash portion of the purchase price in full at Closing.

(d) Investment Intent. Lenfest is acquiring the Equity Interests for its own account for investment and not with a view to the public sale or distribution of any part thereof.

(e) Red Lion System. Specifically with reference to the Red Lion System, Lenfest will use its best efforts to cause the owner of the Red Lion System ("Seller") to transfer to York Cable the Assets with the following representations and warranties and covenants:

       (i) Title to Red Lion Assets. Seller will convey good and marketable title to all of the material Assets and the Assets are free and clear of all security interests, liens and encumbrances of any kind or nature, except for any property taxes not delinquent.

       (ii) Required Consent. With respect to the Red Lion System, Seller has obtained all material governmental franchises, approvals, licenses, consents and other authorizations, and has entered into all other agreements and obtained all other approvals and consents necessary and required for York Cable to operate the Red Lion System and to own, lease, use, and operate, as the case may be, the Assets at the places and in the manner in which the Red Lion System is presently conducted and will be conducted on the Closing Date or Extended Red Lion Closing Date (collectively, the "Required Consents"), unless SCC agrees that any Required Consent need not be obtained until after the Closing Date or Extended Red Lion Closing Date.

       (iii) CATV Instruments. All intangible assets including but not limited to channel distribution rights owned, leased, used or held for use by Seller, franchises, pole attachment rights, leases, license, easements, crossing permits and service agreements (the "CATV Instruments") are currently in full force and effect and are valid under all applicable federal, state, and local laws. Seller is not in violation or default under any CATV Instrument. There is no material legal action, governmental proceeding or investigation, pending or threatened, for the purpose of modifying, revoking, terminating, suspending, cancelling, or reforming any CATV Instrument. Seller is in material compliance with other applicable requirements of all governing or regulatory authorities (including the FCC and the Register of Copyrights) relating to the CATV Instruments, including, without limitation, all requirements relating to notifications, filing, reporting, posting, and maintenance of logs and records. Seller holds valid and continuing CATV Instruments, rights-of-way, rights of entry, permits, and other rights and authorizations necessary to enable it to operate the Red Lion System. Seller is in compliance in all material respects with the terms and conditions of all such CATV Instruments, rights-of-way, rights of entry, permits, and other rights and authorizations. No franchise will restrict York Cable's ability to change any rates charged for cable television services provided that such ability may be affected by the Cable Television Consumer Protection and Competition Act of 1992. There is no pending assertion or claim that operations pursuant to any franchise have been improperly conducted or maintained. A request for renewal has been filed under Section 626 of the Cable

Communications Policy Act of 1984 with respect to all franchises expiring within 36 months of the date of this Agreement.

       (iv) Copies of CATV Instruments. True, complete, and correct copies of the CATV Instruments and any amendments to the CATV Instruments to the date of this Agreement will be delivered by Seller to SCC at the Closing or Extended Red Lion Closing.

       (v) FCC Compliance. The Red Lion System is duly authorized under applicable CATV Instruments and FCC rules, regulations, and orders to distribute the FM signals and off-air television broadcast signals presently being carried to the Subscribers of the Red Lion System, and is licensed to operate all the facilities, including, without limitation, any business radio and any cable television relay service ("CARS") system, being operated by the Red Lion System. The operation of the Red Lion System and of any FCC-licensed facility used in conjunction with the operation of the Red Lion System has been, and is, in compliance with the FCC's rules and regulations, and Seller has received no notice, and otherwise has no reason to know, of any claimed default or violation with respect to the foregoing. The Red Lion System has complied with its obligations in connection with the Cumulative Leakage Index (CLI) under applicable FCC rules and regulations including, without limitation, (i) purchasing adequate CLI monitoring equipment, (ii) maintaining appropriate log books and other recordkeeping, and (iii) correcting any radiation leakage discovered in connection with its monitoring obligations under such FCC rules and regulations.

The Red Lion System complies with CLI standards under applicable FCC rules and regulations. All required reports with the FCC have been filed.

         (vi) Patents, Trademarks. and Copyrights. All requisite filings and payments with the Register of Copyrights have been made and the Red Lion System is otherwise in compliance with all applicable rules and regulations of the Copyright Office. Seller has allocated revenues with respect to the payment of copyright fees. Seller agrees to deliver to SCC copies of all current and past reports and filings necessary to support compliance with FCC and Copyright rules and regulations, as SCC shall request. There are no patents, patent rights, trademarks, or copyrights and the Red Lion System is not a party to any license or royalty agreement with respect to any patent, trademark, or copyright except for licenses respecting program material and obligations under the Copyright Act of 1976 applicable to CATV systems generally. The Assets are free of the rightful claim of any third party by way of copyright infringement or the like. The manner in which program services are offered over the Red Lion System will not result in material additional reportable gross receipts under applicable rules and regulations of the Copyright office.

         (vii) Assets. All Assets are in good operating condition and repair, ordinary wear and tear excepted and except as set forth in the purchase agreement with Seller. None of the buildings, structures, or appurtenances used in the Red Lion

System violates applicable laws, ordinances, codes, regulations or restrictive covenants, the enforcement of which would involve excessive cost to correct, would detract from their value, or would interfere with their use. Except as set forth in any of the Schedules, all facilities of the Red Lion System are properly located and comply with applicable laws and regulations. The distribution facilities of the Red Lion System do not constitute a trespass, prohibited encumbrance, or illegal occupation of the land of any third person. All cable used is coaxial, and, except for such conditions as might be expected for a cable system of its age and geographic location, is water-tight and properly joined and connected. The Red Lion system and the Assets are suitable for continued use in the manner in which they are presently operated without the need for repairs or replacement. Seller maintains insurance on its Red Lion System in amounts and of such a nature and with insurers as is sufficient to protect and save it harmless from casualty loss, and shall keep such policies in such amounts duly in force until the Extended Red Lion Closing.

         (viii) Litigation and Violations. There is no litigation at law, in equity, or in any other proceeding or investigation pending or to Seller's knowledge, threatened against, or which may adversely affect Seller, or any judgment, decree, order, award or other decision which could have any adverse effect on Seller's Red Lion System, might impair the quality of title to the Assets, or might adversely affect the rights, title, or interest of Seller and Seller does not know of any basis for such litigation or proceedings. Any liabilities and costs arising from such litigation shall be the responsibility of Seller. Seller is not in default in any way with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality which relates specifically to the operation of its Red Lion System, and Seller has complied in all material respects with all laws, rules, or regulations applicable to its Red Lion System and its operation by Seller.

         (ix) Tax Returns; Other Reports. Seller has duly and timely filed in proper form all federal, state, local, and foreign income, franchise, sales, use, property, excise, payroll and other tax returns and all other reports (whether or not relating to taxes) required to be filed by law with the appropriate governmental authority. All taxes, fees, and assessments of whatever nature due or payable by Seller pursuant to said returns, reports, or otherwise, have been paid. There are no tax audits pending and no outstanding agreements of or waivers extending the statutory period of limitations applicable to any federal, state, or local income tax return for any period.

         There are no outstanding taxes, fees or assessments against the Red Lion System or its Assets as of the Closing or Extended Red Lion Closing.

         (x) Bulk Sales. Neither the sale and transfer of the Assets pursuant to this Agreement, nor York Cable's ownership, possession, or use of the Assets from and after the Closing because of such sale and transfer, will result in or be subject to: (a) any law pertaining to bulk sales or transfers or fraudulent conveyances which might make such sale or transfer or any part thereof ineffective as to creditors of or claimants against Seller; or (b) the imposition of any liability upon York Cable for appraisal rights or any other liability of any nature whatsoever owing to any shareholder of Seller or any other person which has not been expressly assumed by York Cable under this Agreement.

         (xi) Employment Matters. (A) At the Closing or Extended Red Lion Closing, Seller shall provide a true and complete list of names and positions of all employees of Seller's Red Lion System. Upon request by York Cable, Seller will provide York Cable with current hourly wages or monthly salary and other compensation amounts for all laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity and the payment and withholding of taxes.

         (B) The Red Lion System has no employment agreements, either written or oral, with any person which would require York Cable to employ any person after the Closing Date or the Extended Red Lion Closing. From and after the Closing Date or the Extended Red Lion Closing, York Cable may, but shall have no obligation to offer employment to such of the current employees of the Red Lion System as York Cable may desire. On or prior to the Closing Date or the Extended Red Lion Closing, the Red Lion System will pay its employees all accrued compensation, including vacation, sick pay, or other similar benefits accrued as of the Closing Date or the Extended Red Lion Closing.

         (C) The Red Lion System is not a party to any contract with any labor organization, and neither has it agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of its employees.

         (D) SCC and York Cable are not required to continue any defined benefit, defined contribution, or other employee benefit plan subject to the jurisdiction of ERISA to which Seller is currently a party.

         (E) Seller agrees to assume total responsibility for maintenance and/or distribution of benefits accrued under any qualified plans maintained by Seller pursuant to the plan provisions of all such plans sponsored by Seller. Neither SCC nor York Cable will assume any liability for any such accrued benefits or any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits maintained under any qualified plans for the benefit of the employees of the Red Lion System.

         (F) All welfare plan claims and short or long term disability plan obligations incurred on or before the Closing or

Extended Red Lion Closing shall remain the responsibility of Seller. Eligible indemnity plan expenses attributable to any of the Red Lion System's covered employees or dependents who are confined to a hospital or medical institution on the date of the Closing will continue to be the responsibility of Seller under Seller's applicable indemnity plan provisions until (a) such individual has been discharged from the hospital or medical institution, and (b) the employee is actually employed by York Cable and such employee meets York Cable's active work requirements as described below.

         (G) Current employees of the Red Lion System hired by York Cable shall not be considered to be in the employ of York Cable until such time as they satisfy the active work requirement of completing one full hour of active service for York Cable.

         (xii) Continuity and Maintenance of Operations. Seller shall continue to operate the Red Lion System, shall maintain the Assets (including maintenance of the inventories of spare equipment and parts), and shall keep all of its Business Books, records, and files all in the ordinary course of business in accordance with past practices, consistently applied. Seller shall not, without prior written consent of SCC or York Cable which consent shall not be unreasonably withheld, change the rate charged for Basic CATV Services, or Pay TV and shall not add or delete any program services. Seller shall not sell, transfer, assign, or permit the creation of any Security Interest on any of the Assets, other than in the ordinary course of business, without prior written consent of SCC. Seller will not permit the amendment of cancellation of any of the CATV Instruments, or any other contract or agreement which is necessary for the operation of the Red Lion System, without the prior written consent of SCC or York Cable. The Red Lion System shall not enter into any contract or commitment or incur any indebtedness or other liability or obligation of any kind relating to the Red Lion System involving an expenditure in excess of $10,000 without the prior written consent of SCC or York Cable.

         (xiii) Existing Relationships. Seller shall use its best efforts to preserve its business as going concern concerns and to preserve existing relationships with suppliers, customers, and others having business dealings with Seller.

         (xiv) Employees. Seller shall use its best efforts to preserve the Red Lion System's relationship with its employees and shall pay to those employees all salaries, commissions, and other compensation to which they are entitled for services rendered prior to the Closing. The Red Lion System shall not, without the prior written consent of York Cable, change the compensation of any employees of the Red Lion System.

         (f) Litigation. There is no litigation at law, equity, or in any other proceeding or investigation pending or to Lenfest's knowledge threatened which may adversely affect Lenfest, or any judgment, decree, order or award or other decision which might impair the ability of Lenfest to perform under this Agreement.

(g) Disclosure. No representation or warranty by Lenfest in this Agreement or any statement, list, or certificate furnished or to be furnished by Lenfest pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide a prospective purchaser of the Red Lion System with proper information as to such assets and business.

(h) Effect of Certificates. All certificates of Lenfest delivered under this Agreement shall be deemed to be additional representations and warranties of Lenfest.

SECTION 6. CONDUCT PENDING CLOSING.

(a) Hart-Scott-Rodino Filings. Each of the parties will use its best efforts to promptly comply with any applicable requirements under the HSR Act, as amended, and all applicable rules and regulations promulgated thereunder, relating to filing and furnishing of information to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("DOJ"). Any filing fees required to be paid under the HSR Act shall be paid 50 percent by Lenfest and 50 percent by SCC. SCC shall not be responsible for any fees due on Lenfest's transaction with Seller. The parties' actions shall include, without limitation,
(i) preparing and submitting or causing to be prepared and submitted all documents required to be filed under the HSR Act by the parties, or by any other person or entity which is part of the same "Person" (as that term is defined in the HSR Act); and (ii) coordinating the preparation and submission of such filings (including exchanging drafts thereof, but deleting from such exchanged drafts any confidential or proprietary information) so as to submit all required filings to the FTC and DOJ at substantially the same time and to avoid errors or inconsistencies, particularly with respect to the description of the transaction. If either the FTC or DOJ issues a request for additional information, the parties shall use reasonable efforts to promptly respond to such request. Notwithstanding anything to the contrary contained herein, if the consummation of the transactions contemplated hereby is challenged by the FTC, the DOJ, or any agency or instrumentality of the federal government by an action to stay or enjoin such consummation, then either party shall have the right to terminate this Agreement at any time.

(b) Access to Premises and Records. Between the date of execution and delivery of this Agreement and the Closing Date, SCC and the Subsidiaries shall give to Lenfest and its authorized representatives full access at reasonable times to all the premises and books and records of SCC and the Subsidiaries, and Lenfest shall furnish to SCC and its authorized representatives full access at reasonable times to all the premises and books and records of the Red Lion System at such time as Lenfest has access to such books and records.

(c) Leased Equipment. Unless York Cable agrees to assume all reasonable equipment and office leases for the Red Lion System, Lenfest shall pay off the remaining balances on any leases used in operating the Red Lion System and deliver title to such equipment free and clear of all claims, liens, and other encumbrances to York Cable at the Closing.

(d) Approvals. York Cable and Lenfest shall use their best efforts and shall cooperate with one another to obtain all approvals and consents required to transfer the Assets and the Equity Interests; provided, however, that best efforts shall not require Lenfest or York Cable to undertake any extraordinary or unreasonable measures to obtain such approvals and consents, including, without limitation, the initiation or prosecution of legal proceedings or the payment of fees in excess of normal and usual filing and processing fees, if any.

SECTION 7. MATERIALITY OF WARRANTIES. (a) With respect to the Red Lion System, the warranties and representations set forth in Section 5(e), (i), (ii), (iii) limited to the third and fourth sentences, (v), (vii) limited to the last sentence, (viii), (xi) (D) and (F) shall be considered material warranties. To the extent that said warranties are not true and correct in all material respects, York Cable shall not be obligated to accept the transfer of the Assets and may accept, at its option, $14,000,000 in exchange for the Equity Interest in York Cable. (b) To the extent that the warranties and representations in
Section 5(e) other than those specifically set forth above are not true and correct in all material respects, York Cable shall nevertheless be obligated to accept the transfer of the Red Lion System in consideration of the issuance of the Equity Interest in York Cable to Lenfest and York Cable shall be responsible for any costs necessary to make the warranties and representations true and correct up to $50,000 in the aggregate and Lenfest shall be responsible for any costs in excess of $50,000. The customary proration adjustments between Seller and York Cable for the Red Lion System shall not be counted against the $50,000 amount. Prorations for the Red Lion System will be made between Seller and York Cable and Lenfest will not be required to contribute additional cash on account of subscriber prepayments for service or converter deposits. If Lenfest buys the accounts receivables from Seller, York Cable will reimburse Lenfest for its cost in obtaining such receivables excluding receivables which are more than 60 days past due.

SECTION 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF LENFEST. The obligations of Lenfest under this Agreement shall, at the option of Lenfest, be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

       (a) Each of the representations and warranties of SCC and its Subsidiaries and Susquehanna, to the extent it made any, contained in this Agreement shall be true and correct in all material respects on the Closing as though made at Closing and Susquehanna and SCC shall furnish at Closing a certificate to that effect.

       (b) Between the date hereof and the Closing, there shall have been no material adverse change in the affairs, assets, liabilities, conditions (financial or otherwise) of SCC or its Subsidiaries, other than any adverse change occurring as a result of any change in any Federal government legislation or regulation affecting the cable television industry generally.

       (c) Certified Resolutions of the shareholders and Board of Directors of Susquehanna and SCC and its Subsidiaries evidencing authorizations and approval of the transaction as contemplated by this Agreement.

       (d) All material consents, approvals, permits and authorization of appropriate federal, state, municipal or other governmental or administrative bodies as may be required to permit the change of ownership of the Equity Interests herein provided.

       (e) SCC and its Subsidiaries shall have issued and delivered at the Closing, certificates representing the Equity Interests being purchased by Lenfest.

       (f) Lenfest shall have received from counsel for SCC an opinion, dated as of the Closing in form and substance satisfactory to Lenfest.

       (g) A Shareholders Agreement will have been executed by SCC incorporating the provisions of Sections 13, 14, 15, 16, 17 and 18 of this Agreement in form and substance satisfactory to Lenfest.

       (h) No action or proceeding shall have been instituted, on or prior to Closing, to set aside or modify the authorization of the transaction provided for in this Agreement or to enjoin or prevent its consummation.

       (i) The Refinancing shall have been completed to the satisfaction of Lenfest.

       (j) Susquehanna Media shall have been created and shall hold 100% of the outstanding voting common stock of SCC and Susquehanna Radio Corp. immediately prior to Closing.

Section 9. Conditions Precedent to Obligations of Susquehanna, SCC and its Subsidiaries.

       (a) Each of the representations and warranties of Lenfest contained in this Agreement shall be true and correct in all material respects at the Closing as though made at the Closing.

       (b) Lenfest shall have tendered a total of Eleven Million Dollars ($11,000,000) to SCC and the Subsidiaries set forth in Section 2.

       (c) Susquehanna, SCC or its Subsidiaries shall have received from counsel for Lenfest, an opinion, dated as of the Closing in form and substance satisfactory to SCC.

       (d) York Cable shall have received executed bills of sale, deeds, assignments or other instruments of conveyance sufficient to convey to SCC good and marketable title to the Assets free and clear of all liens, claims or encumbrances as of the Closing.

       (e) All of the Required Consents, shall have been obtained and delivered to York Cable on or before Closing, except to the extent that Lenfest and York Cable execute a memorandum at Closing specifying any Required Consent that York Cable agrees need not be obtained until after the Closing Date. York Cable shall have received evidence satisfactory to York Cable that the terms and conditions of the CATV Instruments have not been and will not be substantially changed prior to or effective with the Closing, except to the extent that York Cable has previously agreed to such changes.

       (f) Operability. The Red Lion System shall not have suffered, on or prior to Closing, any loss, casualty, or calamity which materially adversely affects the Assets or the Red Lion System whether or not covered by insurance.

       (g) Restraint of Proceedings. No action or proceeding shall have been instituted, on or prior to Closing, to set aside or modify the authorization of the transaction provided for in this Agreement or to enjoin or prevent its consummation.

       (h) Consent of Franchising Authorities. SCC and its Subsidiaries shall have obtained the consent to issue the Equity Interests from any franchising authority from which such consent is required.

       (i) No Material Adverse Change. There shall have not occurred any material adverse change in the Assets, other than any adverse change occurring as a result of any change in any

Federal governmental legislation or regulation affecting the cable television industry generally.

       (j) Shareholder's Agreement. A Shareholders Agreement executed by Lenfest incorporating the provisions of Sections 13, 14, 15, 16, 17 and 18 of this Agreement in form and substance satisfactory to Susquehanna Media and SCC.

       (k) York Cable's Examination. York Cable shall have been satisfied from its examination of the Assets, books and records of the Red Lion System that all of the terms and conditions of this Agreement have been complied with in all material respects.

       (l) Extended Red Lion Closing. To the extent that Lenfest is unable to the convey or cause the conveyance of the Assets at Closing, and all of the conditions precedent to York Cable's obligations shall be satisfied at the Extended Red Lion Closing notwithstanding their satisfaction as of Closing.

       (m) Refinancing. The Refinancing shall have been completed to the satisfaction of SCC and its parent Susquehanna.

       (n) Assignment of Purchase Agreement. The purchase agreement by and between Lenfest and the Seller of the Assets shall be assignable to York Cable and all warranties and representations and obligations of the Seller and all rights of Lenfest shall inure to the benefit of York Cable.

Section 9. Other Agreement Relative to Red Lion. Lenfest shall obtain the following agreements from Seller in substantially the following form:

         (a) Prorations (i) Appropriate adjustments to the Purchase Price payable shall be made on a pro rata basis as of the Closing Date or Extended Red Lion Closing Date with respect to the Assets (or as of such other date as mutually agreed by the parties) for all prepaid expenses, accrued expenses, prepaid income and outstanding accounts receivable for no more than two billing cycles as shown on the Red Lion System's billing reports as of the Closing Date or Extended Red Lion Closing, all as determined in accordance with generally accepted accounting principles, consistently applied to reflect the principle that all expenses and income attributable to the Red Lion System for the period on and prior to the Closing are for the account of Seller, and all expenses and income attributable to the Red Lion System for the period after the Closing Date are for the account of York Cable. Seller shall receive no credit for any outstanding accounts receivable for more than two billing cycles or for any accounts receivable due from inactive subscribers as shown on Red Lion System's billing reports as of the Closing. All advance payments to, or monies of, third parties on deposit with Seller, as of the, Closing Date, relating to the Red Lion System, including, without limitation, advance payments and deposits by Subscribers served by the Red Lion System for converters, encoders, decoders, CATV service and related sales, shall be retained by Seller and credited to the account of York Cable. York Cable shall receive credit for the credit balances of inactive Subscribers as reflected on the books and records of Seller. All monies relating to the Red Lion System that are on deposit with third parties as of the Closing Date for the account of Seller or as security for Seller's performance of its obligations, including, without limitation, deposits on real property leases and deposits for utilities, shall be credited to the account of Seller in their full amounts and shall become the property of SCC.

       (ii) Seller shall deliver to SCC a preliminary report (the "Preliminary Prorations Report"), certified by Seller, in full detail, on the preliminary determination of the adjustments referred to above, which are calculated as of the Closing Date (or as of such other date as mutually agreed by the parties), and any documents supporting the adjustments proposed in the Preliminary Prorations Report at least two business days prior to closing. The Preliminary Prorations Report shall include a complete itemized list of subscribers and of accounts receivable relating to the Red Lion System showing sums due and their respective aging as of the Closing Date.

       (iii) Within 60 days following the Closing, Seller shall deliver to SCC a final report (the "Final Prorations Report"), similarly certified by Seller, in full detail, on the final determination of all adjustments which were not calculated as of the Closing Date (or as of such other date mutually agreed by the parties) and containing any corrections to the Preliminary Prorations Report, including any corrections to the number of Subscribers as of the Closing Date, and any documents supporting the adjustments proposed in the Final Prorations Report.

         (iv) SCC shall review Seller's Final Prorations Report and if SCC disapproves of any statement contained therein, SCC shall give Seller written notice stating SCC's objections thereto and identifying reasons therefor within 30 days after receipt of the Final Prorations Report. If SCC makes any such objections, the parties shall agree on the amount, if any, which is not in dispute within 30 days after Seller's receipt of SCC's objections to the Final Settlement Statement. Any undisputed amount shall be paid by SCC to Seller within 90 days after the Closing Date or within three days after agreement on the undisputed portion of the Final Prorations Report, if later. Any remaining disputed amounts shall be determined within 30 days by a partner in a major accounting firm with substantial cable television audit experience which is not the auditor of either SCC or Seller and who is mutually acceptable to SCC and Seller (the Arbitrator"), whose determination shall be final and conclusive. If SCC and Seller cannot agree with respect to selection of the Arbitrator, SCC and Seller each shall select an Arbitrator and those two persons so selected shall select a third Arbitrator whose determination shall govern. Seller and SCC shall bear equally the expenses arising in connection with such determination. The payment required as a result of determination of all remaining disputed amounts shall be made by the party responsible therefor to the other party within three days after the final determination. If the payment determined hereunder by the Arbitrator is payable by SCC to Seller, SCC also shall pay simple interest on such amount at the Prime Rate charged by Chase Manhattan Bank, N.A. in effect on the Closing Date from the Closing Date to but not including the date of payment of the amount determined by the Arbitrator hereunder. If the payment determined hereunder by the Arbitrator is payable by Seller to SCC, Seller also shall pay simple interest on such amount to the extent such amount was determined by the Arbitrator to have been overpaid by SCC to Seller as a result of resolution of any disputed amounts at the Prime Rate charged by Chase Manhattan Bank, N.A. in effect on the Closing Date from the date on which SCC paid to Seller the overpayment but not including the date of payment of the amount determined by the Arbitrator hereunder.

         (b) Allocation of Purchase Price. Prior to Closing or Extended Red Lion Closing, York Cable and Seller shall agree to an allocation of the Purchase Price for the Red Lion System and to be bound by such allocation and to file all returns and reports with respect to the transaction contemplated by this Agreement, including, but not limited to, all federal, state, and local tax returns, on the basis of such allocation.

         (c) Indemnification. Seller shall indemnify and hold harmless York Cable and its shareholders, directors and officers from and against any loss, liability, damage or expense (including attorney's fees) relating to the ownership and operation by Seller of its Red Lion System and the Assets for the period prior to the Extended Red Lion Closing Date.

SECTION 10. ASSUMPTION OF LIABILITIES.

         Assignment and Assumption. Seller shall assign, and York Cable shall assume, only those of Seller's obligations with respect to the Red Lion System as York Cable specifically agrees to assume provided that York Cable shall not unreasonably reject Seller's obligations with respect to the Red Lion System.

Section 11. Indemnification and Hold Harmless.

         (a) Lenfest's Indemnification of SCC and its subsidiaries.

         (i) Lenfest agrees to indemnify and hold harmless SCC and its Subsidiaries from and against any loss, liability, damage or expense (including attorneys' fees) arising from any breach of any representation, warranty, or covenant by Lenfest in this Agreement (including any Schedules and Exhibits) or any other breach by Lenfest of this Agreement (including any Schedules and Exhibits), including copyright infringement.

         (ii) If a claim to which these indemnification provisions apply arises out of a suit or other demand by a third party against SCC and/or its subsidiaries, SCC and/or its Subsidiaries will cause notice of such claim to be promptly given to Lenfest and will tender the defense of such claim to Lenfest. The failure by SCC and/or its Subsidiaries to give Lenfest prompt notice of a claim will not eliminate Lenfest's obligation to indemnify SCC and its Subsidiaries to the extent required in this Section so long as Lenfest has time to defend such claim. If Lenfest accepts defense of such claim, Lenfest will pay all amounts resulting from such claim to the extent of the indemnification required in this Section. If Lenfest does not accept defense of the claim, Lenfest will nevertheless provide reasonable cooperation to SCC and its Subsidiaries in the defense of same, and SCC AND its Subsidiaries will consult with Lenfest prior to effecting any settlement of such claim, but this shall in no way limit Lenfest's indemnification obligations in this Section.

         (iii) If an indemnification claim arises which does not involve a suit or demand by a person against SCC and/or its Subsidiaries, SCC and its Subsidiaries agree that prompt notice of such claim will be given to Lenfest.

         (iv) Notwithstanding any other provision of this Agreement, SCC and York Cable shall not have any right to indemnification hereunder (i) for any claim asserted against Lenfest more than one year after the Closing Date, or
(ii) until all claims asserted by SCC and York Cable exceed in the aggregate the sum of Fifty Thousand Dollars ($50,000) (the "Threshold Amount"), after which SCC and York Cable shall be entitled to make a claim for and recover all damages it has incurred and subsequently incurs regardless of amount, including, without limitation, the Threshold Amount; provided, however, that the foregoing limitations as to time and amount shall not apply to (a) claims based on fraud or intentional misrepresentation or claims based on a failure by Lenfest to discharge its obligations with respect to retention of liabilities not specifically assumed by SCC and York Cable under this Agreement, which claims may be made at any time within the applicable statute of limitations and in any amount, (b) claims related to Lenfest's breach of its representation with respect to title to the Assets contained in Section 5(e), which claims must be made within two years and which shall not be subject to the Threshold Amount.

         (b) SCC's Indemnification of Lenfest. (i) SCC agrees to indemnify and hold harmless Lenfest from and against any loss, liability, damage, or expense (including attorneys' fees) arising from any breach of any representation, warranty, or covenant by Susquehanna, SCC and its Subsidiaries in this Agreement (including any Schedules and Exhibits) or any other breach by Susquehanna, SCC or its Subsidiaries of this Agreement (including any Schedules and Exhibits).

         (ii) If a claim to which these indemnification provisions apply arises out of a suit or other demand by a third party against Lenfest, Lenfest will cause notice of such claim to be promptly given to SCC, and will tender the defense of such claim to SCC. The failure by Lenfest to give SCC prompt notice of a claim will not eliminate SCC's obligation to indemnify Lenfest to the extent required in this Section so long as SCC shall have time to defend such claim. If SCC accepts defense of such claim, SCC will pay all amounts resulting from such claim to the extent of the indemnification required in this Section. If SCC does not accept defense of the claim, SCC will nevertheless provide reasonable cooperation to Lenfest in the defense of same, and Lenfest will consult with SCC prior to effecting any settlement of such claim, but this shall in no way limit SCC's indemnification obligations in this Section.

         (iii) If an indemnification claim arises which does not involve a suit or demand by a person against Lenfest, Lenfest agrees that prompt notice of such claim will be given to SCC.

         (iv) Notwithstanding any other provision of this Agreement, Lenfest shall not have any right to indemnification hereunder (i) for any claim asserted against SCC more than one year after the Closing Date, or (ii) until all claims asserted by Lenfest exceed in the aggregate the sum of Fifty Thousand Dollars ($50,000.00) (the "Threshold Amount"), after which Lenfest shall be entitled to make a claim for and recover all damages it has incurred and subsequently incurs regardless of amount, including, without limitation, the Threshold Amount; provided, however, that the foregoing limitations as to time and amount shall not apply to claims based on fraud or intentional misrepresentation or claims based on a failure by SCC to discharge its obligations which respect to retention of liabilities not specifically assumed by Lenfest under this Agreement, which claims may be made at any time within the applicable statute of limitations and in any amount.

Section 12. BOARD OF DIRECTORS REPRESENTATION. Commencing upon the Closing Date and continuing until Lenfest does not hold any Equity Interests, Lenfest shall have a representative on the Board of Directors of SCC and the Board shall not exceed seven directors. In addition, a Lenfest representative shall be appointed to SCC's Finance Committee.

Section 13. RIGHT OF FIRST REFUSAL. So long as Lenfest owns an Equity Interest in SCC or its Subsidiaries, neither Lenfest nor SCC can sell its stock without offering it first to the other party and SCC and its Subsidiaries shall not sell any cable television systems without offering them first to Lenfest. In the event that either party desires to sell, it shall notify the other party in writing which writing will identify (i) what is to be sold and (ii) the price offered. The party receiving such notice shall have sixty (60) days to accept or reject the terms of the offer. Failure to respond within 60 days shall be deemed a rejection. If rejected, the party desiring to sell shall have period of forty-five (45) days after notice of rejection has been given in which to enter into a binding agreement at a price which is equal to or greater than the offering price and on substantially similar terms and conditions. It the purchase agreement is signed, the parties to the agreement shall have an additional eight (8) months to consummate the transaction.

         If the party desiring to sell is unable to execute a purchase agreement with forty-five (45) days after notice of rejection has been given at a price which equals or exceeds the price initially offered to the other party and on substantially similar terms and conditions, it will be precluded from selling the stock or systems being offered without first offering them again to the other party to this Agreement. Notwithstanding the foregoing, prior to the fifth anniversary of Closing, Lenfest shall have the right to transfer and assign its Equity Interests and its rights and obligations under a Shareholders Agreement and this Agreement to Tele-Communications, Inc. or Liberty Cable, Inc. without offering the Equity Interests first to SCC.

         If SCC or a Subsidiary decides to sell the assets of a cable system Lenfest shall have the right of first refusal on the same terms as set forth above for stock sales. If Lenfest does not exercise its right of first refusal, SCC or a Subsidiary shall have the right to sell the assets to a third party on the same terms as set forth above for stock sales. Further, prior to completing any such sale, SCC or a Subsidiary shall offer to repurchase and if accepted, shall repurchase Lenfest's shares in the subsidiary selling assets for a price per share equal to the total asset sales price less any debt outstanding less 20% divided by the total number of shares outstanding. This provision for repurchase of Lenfest's stock also shall be applicable if SCC offers to sell substantially all of the assets of SCC.

Section 14. Buy/Sell Agreement. On or subsequent to the fifth anniversary of Closing, either Susquehanna Media or SCC or Lenfest may make an offer to purchase the other party's ownership interest in SCC and its Subsidiaries. The party to whom the offer is made shall have a period of sixty (60) days to accept or reject the offer; provided, however, that if the offer is rejected the party to whom the offer was made is then obligated to purchase the offering party's ownership interest in SCC and its Subsidiaries to the same aggregate economic effect and with the same terms and conditions. Any agreement made hereunder shall be consummated within eight (8) months of the date of the agreement to purchase and sell.

Section 15. Fee to Lenfest. At the end of the seventh year from the Extended Red Lion Closing Date, if Lenfest still has any Equity Interests, SCC and its Subsidiaries, at their option, may each pay Lenfest a fee of 1 1/2% of the amount contributed to such company by Lenfest compounded annually from the date contributed as a fee and SCC and its Subsidiaries shall have no further obligation for any additional fee. Notwithstanding the foregoing, if Lenfest shall make an offer under Section 14 of this Agreement, SCC and its subsidiaries shall not be permitted subsequent to the receipt of the offer to pay the fee at 1 1/2%. The fee shall be in consideration for the following from Lenfest: (i) acting on behalf of York Cable in negotiating for the purchase for the Red Lion System from Tele-Communications, Inc., (ii) providing the opportunity to SCC and its Subsidiaries to save money on the cost of programming, (iii) agreeing not to expand its Wrightsville cable television system so that it would overlap with any subscribers being served by the Red Lion System, (iv) assisting SCC and its Subsidiaries in obtaining discounts on the purchase of equipment or purchasing such equipment for SCC and its Subsidiaries at discounts available to Lenfest, and (v) using its best efforts to make SCC aware of any possible acquisitions in the States of Pennsylvania, Maine, Rhode Island, Illinois, Indiana and Mississippi which would be contiguous to or compatible with cable television systems currently owned by SCC or its Subsidiaries. If SCC or an affiliated entity repurchases Lenfest's Equity Interests pursuant to Section 14 of this Agreement and the payment contemplated in this Section has not been made, Lenfest shall be paid a fee by SCC and its subsidiaries equal to 3% of (i) $11,000,000 compounded annually allocated to the companies listed in Section 2 in proportion to the allocation of the purchase price in such section, from the date of Closing to the date of the purchase of Lenfest's Equity Interests and
(ii) $14,000,000 or the actual cost, if less, to acquire the Red Lion System from the date of the Extended Red Lion Closing to the date of the purchase of Lenfest's Equity Interests. If Lenfest acquires substantially all of the stock or assets of SCC and its Subsidiaries, there shall be no fee paid pursuant to this Section.

Section 16. SCC's Expenses and Intercompany Activities. SCC's operating statements will reflect usual and customary operating expenses which shall specifically include (1) interest payments due and owing on the debt referenced in Section 4(n) of this Agreement, (2) all expenses relating to supervisory personnel who are directly involved an a full-time basis in the cable operations of SCC, (3) bonus calculated on the performance of the cable operations payable to Peter P. Brubaker or his successor up to $50,000 per year and (4) fair and reasonable allocated corporate expenses from Susquehanna not to exceed 2% of the revenues of SCC and its Subsidiaries for 1993 and 1.6% of said annual revenues thereafter. Susquehanna will not materially change the manner in which it allocates corporate expenses.

          SCC and its Subsidiaries also lease certain vehicles and office facilities from affiliated entities. Subsequent to Closing, no new leases shall be entered into with affiliated entities without Lenfest's approval, which shall not be unreasonably withheld. Leases presently in existence shall be adjusted, if necessary, to reflect lease costs comparable to those that SCC would incur if such services were provided by unaffiliated third parties.

Section 17. Employee Stock Plan. SCC currently has in existence an employee stock plan ("Employee Stock Plan" herein) for certain employees of SCC and its Subsidiaries. Pursuant to the terms of the Employee Stock Plan, there are i) 6,370 shares of Class B nonvoting common stock outstanding and options to purchase an additional 12,740 shares, and ii) rights to purchase 2,600 shares. SCC agrees that Lenfest shall be protected against dilution which may occur by virtue of the exercise of stock options currently outstanding or which may become outstanding to employees who purchase stock pursuant to the rights for 2,600 shares currently outstanding. The parties agree that subsequent to Closing, SCC may sell or issue pursuant to the exercise of options additional nonvoting stock equivalent to an additional 4% of the outstanding equity of the SCC in accordance with the terms of the Employee Stock Plan and Lenfest and SCC agree that their equity interests would be diluted on a pro rata basis by the additional shares being sold.

         In addition, Lenfest acknowledges that under the terms of the Employee Stock Plan, if fifty percent (50%) or more of the stock or assets of SCC are sold, the price of the employee stock shall be the greater of the formula price or the actual sale price for a period of twelve (12) months.

Section 18. Programming Agreement. SCC and its Subsidiaries shall be entitled to purchase cable television programming at the group rates currently paid by Lenfest, plus a service charge of five percent (5%) of the total cost of programming billed to SCC by Lenfest. In the event Lenfest is unable to pass on these group rates to SCC and its Subsidiaries or in the event said group rates are no longer available to Lenfest, Lenfest will nevertheless pay to SCC and its Subsidiaries the difference between the cost actually paid by SCC and its Subsidiaries for the programming and the cost which would have been paid at the aforementioned group rates. This amount shall be billed within 30 days of the end of SCC's fiscal year and paid on an annual basis within 40 days of the billing by SCC provided, however, that the total aggregate amount paid by Lenfest under this Section shall not exceed Five Million Dollars ($5,000,000).

Section 19. Transfer Taxes. All transfer or sales taxes due as a result of this Agreement shall be divided equally between the parties.

Section 20. Broker's Fee. SCC has not paid or become obligated to pay any fee or commission to any agent, broker, finder or intermediary in connection with the transactions contemplated herein with the exception that SCC has agreed to pay $100,000 to Communications Equity Associates and all fees due to Daniels & Associates. Lenfest has not paid or become obligated to pay any fee or commission any agent, broker, finder or intermediary in connection with the transactions contemplated herein with the exception that Lenfest has agreed to pay all fees in excess of $100,000 due to Communications Equity Associates.

Section 21. Tax Payment Differential. In the event of a sale of all of the stock by SCC and its Subsidiaries either to Lenfest or to a third party or the redemption of Lenfest's Equity Interests by SCC and its Subsidiaries, Lenfest will be compensated for its share of the difference between federal and 50% of the state income taxes that would have been paid if Lenfest had purchased assets at Closing and federal and state income taxes that are actually paid during the five year period commencing on the date of the Extended Red Lion Closing ("Tax Differential Payment") provided that such amount shall not exceed $3,000,000 in the aggregate.

The amount of the payment due to Lenfest shall be calculated as follows:

     (a) The assets of SCC will be valued at $173,000,000 as of the Closing
Date.

     (b) Tax depreciation and amortization calculated for the five year period set forth above in this Section shall be based upon a mutually acceptable asset allocation. If the parties are unable to agree upon a mutually acceptable asset allocation within sixty (60) days after the Closing Date, an independent appraiser, Kane Reece Associates shall be hired to make an asset allocation which shall be binding upon the parties. The cost of the appraiser shall be divided equally between the parties.

     (c) For the five year period set forth above, the difference between tax depreciation and amortization as determined in paragraph (b) above and actual tax depreciation and amortization will be calculated and multiplied by the maximum Federal income tax rate in effect from time to time. These calculations will be made based upon the tax laws as they exist at that point in time. In addition a similar calculation as set forth in (b) through (f) of this Section shall be made for those states where a state income tax is levied provided that the tax differential shall be calculated at 50% of the statutory rate.

     (d) If there is a sale of stock or redemption of Lenfest's Equity Interests as described above, SCC will pay to Lenfest 30% of the incremental taxes for the five year period as calculated in subparagraph (c) in an amount not to exceed Three Million Dollars ($3,000,000).

     (e) It is understood and agreed that any increase in the amount of depreciation and amortization deductible for tax purposes relating to capital expenditures and/or acquisitions can be used to decrease the amount of the tax differential payable to Lenfest as calculated above.

     (f) In the event of a stock sale or redemption of all of Lenfest's Equity Interests prior to December 31, 1997, the tax differential payment will be prorated through the actual sale date.

     (g) In the event that Lenfest does not transfer the Assets to York Cable prior to December 31, 1993 and pays cash in exchange for the issuance of stock from York Cable as contemplated herein, Lenfest shall receive 24.5% of the amount calculated in (a) through (f) in lieu of the 30% set forth in (d) above.

Section 22. Notices. All notices and communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when delivered by messenger, by overnight delivery service, or by facsimile (receipt confirmed) or mailed by first class certified mail, return receipt requested, addressed to the parties at the addresses set forth below (or at such other addresses mutually agreed to by the parties):

If to SCC or its Subsidiaries:         Peter P. Brubaker, President
                                       Susquehanna Cable Co.
                                       140 E. Market Street
                                       York, PA 17404
                                       Telephone: (717) 852-2302
                                       Facsimile: (717) 771-1440


With copy to:                          Craig W. Bremer, Esquire
                                       Susquehanna Pfaltzgraff Co.
                                       140 E. Market Street
                                       York, PA 17404
                                       Telephone: (717) 852-2305
                                       Facsimile: (717) 771-1440


if to Lenfest:                         H. F. Lenfest, President
                                       Lenfest Communications, Inc.
                                       c/o 202 Shoemaker Road
                                       Pottstown, PA 19464
                                       Telephone: (215) 327-0965
                                       Facsimile: (215) 327-8378


With copy to:                          Samuel W. Morris, Jr.
                                       Hoyle, Morris and Kerr
                                       One Liberty Place, Suite 4900
                                       1650 Market Street
                                       Philadelphia, PA 19103
                                       Telephone: (215) 981-5720
                                       Facsimile: (215) 851-0436


Section 23. Miscellaneous.

     (a) Construction; Choice of Law. The unenforceability or invalidity of any section or subsection of this Agreement shall not affect the validity of the remainder of this Agreement provided that the remainder of the Agreement shall be interpreted to give substantial effect to the agreement of the parties. The failure of any party to enforce any right arising under this Agreement on one or more occasions shall not operate as a waiver of that or any other right on that or any other occasion. This Agreement and the rights of the parties under it shall be governed and construed in all respects under the laws of the Commonwealth of Pennsylvania.

     (b) Assignment of Agreement. Neither party may assign this Agreement or any interest in this Agreement without the prior written consent of the other party.

     (c) Entire Agreement. This Agreement (including all Exhibits and Schedules) represents the entire understanding of the parties, supersedes all other and prior memoranda and agreements between the parties, and may not be modified or amended except by a written instrument executed by the parties.

     (d) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns.

     (e) Additional Agreements. Susquehanna, SCC and Lenfest agree to sign any additional agreements and other documents necessary to carry out the terms of this Agreement.

     (f) Expenses and Taxes. Except as otherwise expressly provided in this Agreement, each party shall pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement. SCC and Lenfest each shall pay one-half of all transfer taxes incurred as a result of the consummation of the transactions contemplated by this Agreement.

     (g) Execution in Multiple Counterparts. This Agreement may be executed in one or more identical counterparts, and all of such counterparts, when taken together, shall be deemed to constitute the original of this Agreement.

Section 25. No Guarantees. Susquehanna covenants that it will not cause Susquehanna Media, SCC or its Subsidiaries to guarantee or provide collateral for or otherwise to become obligated or liable for the debt of any other entity, without Lenfest's approval which shall not be unreasonably withheld, except that SCC and its Subsidiaries and Susquehanna Radio Corp. and its Subsidiaries may guarantee the debt of Susquehanna Media in connection with the Refinancing.





                    [Rest of page intentionally left blank]

LENFEST COMMUNICATIONS, INC.

By: /s/ H. F. Lenfest
    -----------------------------
    President


LENFEST-YORK

By: /s/ H. F. Lenfest
    -----------------------------
    President


SUSQUEHANNA CABLE CO.

By: /s/ Peter P. Brubaker
    -----------------------------
    President


CABLE TV OF EAST PROVIDENCE, INC.

By: /s/ Peter P. Brubaker
    -----------------------------
    President


CASCO CABLE TELEVISION, INC.

By: /s/ Peter P. Brubaker
    -----------------------------
    (Vice) President


CASCO CABLE TELEVISION OF BATH, INC.

By: /s/ Peter P. Brubaker
    -----------------------------
    (Vice) President


SBC CABLE CO.

By: /s/ Peter P. Brubaker
   -----------------------------
    President

YORK CABLE TELEVISION, INC.

By: /s/ Peter P. Brubaker
    -----------------------------
    President


SUSQUEHANNA PFALTZGRAFF CO.

By: /s/ Peter P. Brubaker
    -----------------------------
    (Vice) President

                                   SCHEDULE 1

1. Brandon, Mississippi
2. Pearl River Valley Water Supply District, Mississippi
3. Bath, Maine
4. Brunswick, Maine
5. Springfield Township, Pennsylvania

                                   SCHEDULE 2

       There is currently pending an investigation by the Rhode Island Commission for Human Rights (Case No. 93 1ESE 055-02/03) pursuant to a complaint filed by a former employee, Shirley Ann Miller. Ms. Miller alleges her termination was the result of sex discrimination. We have responded that Ms. Miller was terminated after it was discovered that she had been terminated from her previous employer, another cable operator in Rhode Island for illegally connecting potential subscribers. She had not been truthful on her employment application as to her reason for termination from her previous employer.

                           MODIFICATION AGREEMENT

             This Modification Agreement is made as of March 24, 1993, by and among Susquehanna, SCC and the Subsidiaries and Lenfest.

             WHEREAS, the parties hereto have previously entered into an Agreement, dated November 6, 1992 ("Agreement"), by and among Susquehanna, SCC and the Subsidiaries and Lenfest, which provided for, among other things, the purchase by Lenfest of shares of stock of SCC and the Subsidiaries; and

             WHEREAS, the parties now wish to amend a portion of that Agreement to better reflect their intentions with respect thereto;

             NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the parties hereto agree as follows:

             1. Section 15 of the Agreement is hereby amended by deleting subparagraph (iii) on page 44 of the Agreement and replacing it with the following: "(iii) [intentionally blank]".

             2. All of the terms, conditions, provisions, covenants and agreements in the Agreement shall remain unaltered and in full force and effect except as modified by this Modification Agreement.

             3. Any capitalized term not defined in this Modification Agreement shall have the meaning given to it in the Agreement.

             4. This Modification Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same original.

             IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first written above.

                          LENFEST COMMUNICATIONS, INC.

                          By: /s/ Harry F. Brooks, VP
                             -------------------------

                          LENFEST YORK, INC.

                          By: /s/ Harry F. Brooks, VP
                             -------------------------


                  (signatures continue on the next page)

                          SUSQUEHANNA CABLE CO.

                          By: /s/ Peter P. Brubaker
                             ----------------------

                          CABLE TV OF EAST PROVIDENCE, INC.

                          By: /s/ Peter P. Brubaker
                             ----------------------

                          CASCO CABLE TELEVISION, INC.

                          By: /s/ Peter P. Brubaker
                             ----------------------

                          CASCO CABLE TELEVISION OF BATH, INC.

                          By: /s/ Peter P. Brubaker
                             ----------------------

                          SBC CABLE CO.

                          By: /s/ Peter P. Brubaker
                             ----------------------

                          YORK CABLE TELEVISION, INC.

                          By: /s/ Peter P. Brubaker
                             ----------------------

                          SUSQUEHANNA PFALTZGRAFF CO.

                          By: /s/ Peter P. Brubaker
                             ----------------------

                    [LETTERHEAD OF SUSQUEHANNA PFALTZGRAFF]

March 31, 1993

Harry Brooks
Lenfest Communications, Inc.
202 Shoemaker Road
Pottstown, PA 19464

Dear Harry:

The Agreement between Lenfest Communications, Inc. and Susquehanna Cable Co. and its subsidiaries dated November 6, 1992 provides in Section 3 that either party may terminate the Agreement if closing does not occur prior to March 31, 1993. This letter will amend the Agreement to delete March 31, 1993 in Section 3 and insert June 30, 1993.

Except as modified by this letter and the Modification Agreement dated as of March 24, 1993, the Agreement shall remain in full force and effect.

                                         Very truly yours,

                                         Susquehanna Cable Co.

                                         /s/ Peter P. Brubaker
                                         Peter P. Brubaker
                                         President


Agreed to:
Lenfest Communications, Inc.

By: /s/ Harry F. Brooks
    -------------------
Title: Vice President
       ----------------

cc: Tom Pasch, Esq. w/enc.

                    [LETTERHEAD OF SUSQUEHANNA PFALTZGRAFF]

March 31, 1993

Harry Brooks
Lenfest Communications, Inc.
202 Shoemaker Road
Pottstown, PA 19464

Dear Harry:

The Agreement between Lenfest Communications, Inc. and Susquehanna Cable Co. and its subsidiaries dated November 6, 1992 provides in Section 3 that either party may terminate the Agreement if closing does not occur prior to March 31, 1993. This letter will amend the Agreement to delete March 31, 1993 in Section 3 and insert June 30, 1993.

Except as modified by this letter and the Modification Agreement dated as of March 24, 1993, the Agreement shall remain in full force and effect.

                                         Very truly yours,

                                         Susquehanna Cable Co.

                                         /s/ Peter P. Brubaker
                                         Peter P. Brubaker
                                         President


Agreed to:
Lenfest Communications, Inc.

By: /s/ Harry F. Brooks
    -------------------
Title: Vice President
       ----------------

cc: Tom Pasch, Esq. w/enc.

                             MODIFICATION AGREEMENT

         This Modification Agreement is made as of March 24, 1993, by and among Susquehanna, SCC and the Subsidiaries and Lenfest.

         WHEREAS, the parties hereto have previously entered into an Agreement, dated November 6, 1992 ("Agreement"), by and among Susquehanna, SCC and the Subsidiaries and Lenfest, which provided for, among other things, the purchase by Lenfest of shares of stock of SCC and the Subsidiaries; and

         WHEREAS the parties now wish to amend a portion of that Agreement to better reflect their intentions with respect thereto;

         NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Section 15 of the Agreement is hereby amended by deleting subparagraph (iii) on page 44 of the Agreement and replacing it with the following: "(iii) [intentionally blank]".

         2. All of the terms, conditions, provisions, covenants and agreements in the Agreement shall remain unaltered and in full force and effect except as modified by this Modification Agreement.

         3. Any capitalized term not defined in this Modification Agreement shall have the meaning given to it in the Agreement.

         4. This Modification Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same original.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first written above.


                                             LENFEST COMMUNICATIONS, INC.

                                             By: /s/ Harry F. Brooks, VP
                                                 ------------------------


                                             LENFEST YORK, INC.

                                             By: /s/ Harry F. Brooks, VP
                                                 ------------------------




                     (signatures continue on the next page)

                                             SUSQUEHANNA CABLE CO.

                                             By: /s/ Peter P. Brubaker
                                                 ---------------------


                                             CABLE TV OF EAST PROVIDENCE, INC.

                                             By: /s/ Peter P. Brubaker
                                                 ---------------------


                                             CASCO CABLE TELEVISION, INC.

                                             By: /s/ Peter P. Brubaker
                                                 ---------------------


                                             CASCO CABLE TELEVISION OF BATH,
                                             INC.

                                             By: /s/ Peter P. Brubaker
                                                 ---------------------


                                             SBC CABLE CO.

                                             By: /s/ Peter P. Brubaker
                                                 ---------------------


                                             YORK CABLE TELEVISIONS, INC.

                                             By: /s/ Peter P. Brubaker
                                                 ---------------------


                                             SUSQUEHANNA PFALTZGRAFF CO.

                                             By: /s/ Peter P. Brubaker
                                                 ---------------------

                                 THIRD AMENDMENT
                                     to the
                        AGREEMENT, DATED NOVEMBER 6, 1992
                                  by and among
                         SUSQUEHANNA CABLE CO. ("SCC")
                      YORK CABLE TELEVISION, INC. ("York")
                     CASCO CABLE TELEVISION, INC. ("Casco")
                 CASCO CABLE TELEVISION OF BATH, MAINE ("Bath")
                CABLE TV OF EAST PROVIDENCE, INC. ("Providence")
                           SBC CABLE CO. ("SBC") , and
                   SUSQUEHANNA PFALTZGRAFF CO. ("Susquehanna")
                                       and
                       LENFEST YORK, INC. ("Lenfest") and
                      LENFEST COMMUNICATIONS, INC. ("LCI")

             This Third Amendment Agreement is made this May 17, 1993, by and among Susquehanna, SCC and the Subsidiaries and Lenfest and is joined by Susquehanna Media Co. ("Media") and Susquehanna Radio Corp. ("Radio").

             WHEREAS, the parties hereto have previously entered into an Agreement, dated November 6, 1992, as subsequently amended as of March 24, 1993 and March 31, 1993 (collectively, the Agreement) , by and among Susquehanna, SCC and the Subsidiaries and Lenfest, which provided for, among other things, the purchase by Lenfest of shares of stock of SCC and the Subsidiaries; and

             WHEREAS, Susquehanna has presented to Lenfest the terms and conditions of the Refinancing for the approval of Lenfest as contemplated by the Agreement;

             WHEREAS, Lenfest has requested, and Susquehanna and SCC and the Subsidiaries have agreed to make, certain modifications to the Agreement as a condition to its approval of the terms and conditions of the Refinancing;

             WHEREAS, to better implement the Agreement as modified hereby, Media and Radio have agreed to join in and agree to be bound by all of the terms and conditions of the Agreement:, as modified hereby, with the same force and legal effect as if each of' them had been a party to the Agreement as previously executed by the parties; and

             WHEREAS the parties now wish to amend a portion of that Agreement to better reflect their intentions with respect thereto;

             NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

             1. Section 1 of the Agreement is hereby amended to correct the number of shares to be issued to Lenfest, as follows;

       Company            Lenfest% Equity Interest          Lenfest Shares
       -------            ------------------------          --------------
       SCC                          14.9%                     132,431.41
       York Cable                   14.1%                           8.21
       Casco                        14.1%                          52.53
       Bath                         14.1%                          32.83
       Providence                   14.1%                         984.87
       SBC                          14.1%                       7,091.04

             2. Section 2(b) of the Agreement is hereby amended and restated in its entirety, as follows:

       "(b) Lenfest shall cause the transfer of the assets and franchises of the Red Lion System ("Assets" herein) used or useful in the operation of the Red Lion System to York. Lenfest shall contribute cash to York for its Equity Interest in York in the following amount under the described circumstances:

             A. $14,000,000 -- if York acquires the Assets;

             B. $14,000,000 -- if York does not acquire the Assets on or before
                December 31, 1993, except under the circumstance described in
                (C), below; or

             C. $15,500,000 if York does not acquire the Assets on or before
                December 31, 1993 through no fault of its own.

             3. Section 3(b) of the Agreement is hereby amended and restated in its entirety as follows:

       "(b) Extended Red Lion Closing. Notwithstanding Section 3 (a) above, in the event that the Assets have not been acquired by York on the Closing Date contemplated in section 3 (a) , above, then the Closing Date for the acquisition by Lenfest of the Equity Interest. in York shall be extended to the date York acquires the Assets; provided, however, that the closing on the acquisition of the Equity Interest in York ("Extended Red Lion Closing") shall occur no later than December 31, 1993. The shares of York shall be issued to Lenfest on the date of the Extended Red Lion Closing."

             4. A new section 3(c) shall be added to the Agreement, as follows:

       "(c) Lenfest agrees to pay one-half (1/2) at any amount paid by SCC and/or its Subsidiaries to Tele-Communications, Inc. which amount is required to obtain the consent of Integrated Resources to the transfer of the Tuolumne, California systems to York."

             5. Section 5 (e) of the Agreement is hereby amended and restated in its entirety, as follows:

       "(e) Red Lion System. [Intentionally Deleted.]"

             6. Section 6 (c) of the Agreement is hereby amended and restated in its entirety, as follows:

       "(c) Leased Equipment. [Intentionally Deleted.]"

             7. Section 7 of the Agreement is hereby amended and restated in its entirety, as follows:

       "Section 7. Materiality of Warranties. [Intentionally Deleted.]"

             8. Section 18 of the Agreement is hereby amended by deleting the last sentence of Section 18 and replacing it with the following:

       "This amount shall be billed within 30 days following June 30 of the periods set forth in A, below, and paid within the 40 days of the billing by SCC. Notwithstanding the foregoing, the following limitations shall apply to the liability of Lenfest under this Section 18:

       A. The maximum liability for payments hereunder shall be $1,000,000 for each of the following periods:

                    July 1, 1993 -- June 30,1994
                    July 1, 1994 -- June 30,1995
                    July 1, 1995 -- June 30,1996
                    July 1, 1996 -- June 30,1997
                    July 1, 1997 -- June 30,1998

       B. The obligations for payments set forth in A, above, are non-cumulative.

       C. The liability of Lenfest for payments shall terminate with the period ending June 30, 1998.

       D. Media, SCC and its Subsidiaries agree to execute all additional documentation, including, without limitation, a Programming Supply Agreement, as Lenfest shall request in order that SCC and its Subsidiaries may qualify for cable television programming at the group rates then paid by Lenfest. Any failure to sign such Programming Supply Agreement or additional documentation similar thereto to comply with this subsection D shall relieve Lenfest of any liability for payments under this Section 18."

             9. Section 20 of the Agreement is hereby amended and restated in its entirety as follows:

      "Section 20. Broker's Fee. SCC has not paid or become obligated to pay any fee or other commission to any agent, broker, finder or intermediary in connection with the transactions contemplated herein with the exception that SCC has agreed to pay all fees due to Daniels & Associates. Lenfest has not paid or become obligated to pay any fee or other commission to any agent, broker, finder or intermediary in connection with the transactions contemplated herein with the exception that Lenfest has agreed to pay all fees due to Communications Equity Associates."

             10. A new Section 26 is hereby created as follows:

       "Section 26. Intercompany Debt. It is understood and agreed that Media may create intercompany debt by advancing funds to either SCC or Radio; provided, however, that (1) all such intercompany debt shall be evidenced by one or more demand promissory notes ("Intercompany Notes") delivered by each of SCC and Radio, and (2) as of the date hereof, the intercompany debt shall not exceed $109 million payable from SCC to Media and $45,660,000 payable from Radio to Media. Nothing contained herein shall prohibit Media, Radio or SCC or any of the Subsidiaries from refinancing existing debt or from incurring additional debt for the purpose of acquiring additional radio and/or cable properties; provided, however, that (a) the terms and conditions of any such refinancing or the incurring of additional debt are reasonably satisfactory to Lenfest and
       (b) no default shall exist or be created under the Media Debt (as defined in Section 27) as a result thereof."

             11. A new Section 27 is hereby created as follows:

       "Section 27. Lenfest Rights with respect to Intercompany Debt Owing from Radio to Media. The parties agree, as of the Closing date, that Media Debt shall consist of the obligations created under that certain Loan Agreement dated May _, 1993 among Media, the Lenders party to the Loan Agreement, and CoreStates Bank, N.A. as Agent, and under several Note Purchase Agreements dated May _, 1993 between Media and the several insurance companies party thereto (collectively, along with the holders of other Senior Debt, the "Creditors"). In the event that Radio shall. fail to amortize its intercompany debt on a pro rata basis with the amortization of all of Media's 1-.hen current. debt obligations ("Media Debt") , then the following provisions shall apply:

       A. If at the end of any calendar quarter Radio has failed to amortize its debt proportionately to the amortization of the Media Debt (after such amortization has been adjusted for any acquisitions permitted under Section 26 above), then Media shall promptly give notice to Lenfest.

       B. Media and Radio shall have a period of one year to bring the amortization of Radio's debt into compliance with its obligations hereunder. Media may take any action it deems appropriate in its sole discretion, including the sale of all or part of the stock or assets of Radio, to effect compliance with the terms of Radio's Intercompany Note and the provisions of this Section.

       C. If at the end of one year, Media has not been successful in bringing Radio's intercompany debt into compliance as required hereunder, then Lenfest may exercise immediately its rights under Section 14. (Lenfest hereby acknowledges its obligation to the Creditors under the Lenfest Pledge Agreement and the Lenfest Subordination Agreement, as defined in the Media Debt).

       12. A new Section 28 is hereby created as follows:

"Section 28. Lenfest rights with respect to a Major Default. In the event that
(i) the Creditors accelerate all or any part of the Media Debt, (ii) the Creditors exercise their rights under the Pledge Agreements as defined in the Media Debt to liquidate the collateral held by them, or (iii) Media fails to make any scheduled payment of interest or principal when due and the appropriate period of time for curing such default has ended then Lenfest may (a) exercise immediately its right under Section 14, and/or (b) assume management control of SCC and its Subsidiaries."

       13. A new Section 29 is hereby created as follows:

"Section 29. Notices to Lenfest. Media shall deliver to Lenfest any notice of default and copies of consolidated and consolidating financial statements concurrently with any delivery thereof to the Creditors."

       14. A new Section 30 is hereby created as follows:

      "Section 30. Media Indemnification. In the event that there is default in the Media Debt which results in the Creditors exercising their rights with respect to collateral held by them and selling all or part of the assets (including the assets or stock of the Subsidiaries) or the stock of SCC, and if the proceeds of such sales to SCC, one or more Subsidiaries and/or Media exceed the amount of intercompany debt then owing from SCC to Media, then Media, SCC and the Subsidiaries shall cause Lenfest to be reimbursed from the proceeds received by Media, SCC and the Subsidiaries so that Lenfest shall receive, in the aggregate, what it would have received if the stock and/or assets of SCC were sold in the ordinary course of business."

             15. Notwithstanding anything to the contrary contained in the Agreement, dated November 6, 1992, by and among Susquehanna, SCC and the Subsidiaries and Lenfest, the terms, conditions and obligation of the Agreement as modified hereby shall survive the execution hereof for so long as Lenfest has any rights under the Agreement or any obligations under or in connection with the agreements and other documents created in connection with or otherwise defining the rights of the creditors of media in connection with the Media Debt.

             16. No failure or delay on the part of Lenfest in exercising any right, power or privilege contained in the Agreement, as amended hereby, shall operate as a waiver of any such right, power or privilege, except to the extent SCC reasonably relies upon said failure or delay to its detriment or the exercise of any other right, power or privilege; nor shall any single exercise of any right, power or privilege preclude any further exercise of any right, power or privilege.

             17. All of the terms, conditions, provisions, covenants and agreements in the Agreement shall remain unaltered and in full force and effect except as modified by this Third Amendment Agreement.

             18. Any capitalized term not defined in this Third Amendment Agreement shall have the meaning given to it in the Agreement.

             19. This Third Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same original.

             IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first written above.

ATTEST:                                   LENFEST COMMUNICATIONS, INC.

/s/ Debra A. Krzywicki                    By: /s/ H. F. Lenfest
---------------------------------             --------------------------------
                                              Pres.

ATTEST:                                   LENFEST YORK, INC.

/s/ Debra A. Krzywicki                    By: /s/ H. F. Lenfest
---------------------------------             --------------------------------
                                              Pres.

ATTEST:                                   SUSQUEHANNA CABLE CO.

/s/ Craig W. Bremer                       By: /s/ Peter P. Brubaker
---------------------------------             --------------------------------
                                              Pres.

ATTEST:                                   CABLE TV OF EAST PROVIDENCE, INC.

/s/ Craig W. Bremer                       By: /s/ Peter P. Brubaker
---------------------------------             --------------------------------
                                              Pres.

ATTEST:                                   CASCO CABLE TELEVISION, INC.

/s/ Craig W. Bremer                       By: /s/ Peter P. Brubaker
---------------------------------             --------------------------------
                                              V.P.

ATTEST:                                   CASCO CABLE TELEVISION OF BATH, MAINE

/s/ Craig W. Bremer                       By: /s/ Peter P. Brubaker
---------------------------------             --------------------------------
                                              V.P.

ATTEST:                                   SBC CABLE CO.

/s/ Craig W. Bremer                       By: /s/ Peter P. Brubaker
---------------------------------             --------------------------------
                                              Pres.

ATTEST:                                   YORK CABLE TELEVISION, INC.

/s/ Craig W. Bremer                       By: /s/ Peter P. Brubaker
---------------------------------             --------------------------------
                                              Pres.

ATTEST:                                   SUSQUEHANNA PFALTZGRAFF CO.

/s/ Craig W. Bremer                       By: /s/ Peter P. Brubaker
---------------------------------             --------------------------------
                                              V.P.

ATTEST:                                   SUSQUEHANNA MEDIA CO.

/s/ Craig W. Bremer                       By: /s/ Peter P. Brubaker
---------------------------------             --------------------------------
                                              E.V.P.

ATTEST:                                   SUSQUEHANNA RADIO CORP.

/s/ Craig W. Bremer                       By: /s/ Peter P. Brubaker
---------------------------------             --------------------------------
                                              V.P.

                                FOURTH AMENDMENT
                                     to the
                        AGREEMENT, DATED NOVEMBER 6, 1992
                                  by and among
                         SUSQUEHANNA CABLE CO. ("SCC"),
                      YORK CABLE TELEVISION, INC. ("York")
                     CASCO CABLE TELEVISION, INC. ("Casco")
                 CASCO CABLE TELEVISION OF BATH, MAINE ("Bath")
                CABLE TV OF EAST PROVIDENCE, INC. ("Providence")
                            SBC CABLE CO. ("SBC"),
                        SUSQUEHANNA MEDIA CO. ("Media"),
                      SUSQUEHANNA RADIO CORP. ("Radio") and
                   SUSQUEHANNA PFALTZGRAFF CO. ("Susquehanna")
                                       and
                       LENFEST YORK, INC. ("Lenfest") and
                      LENFEST COMMUNICATIONS, INC. ("LCI")

         This Fourth Amendment is made on November 30, 1993, with an effective date of November 6, 1992, by and among the parties hereto.

         WHEREAS, the parties hereto have previously entered into an Agreement, dated November 6, 1992, as subsequently amended as of March 24, 1993, March 31, 1993 and May 17, 1993 (collectively, the "Agreement"), by and among Susquehanna, SCC, the Subsidiaries, Media and Radio and Lenfest providing for the purchase by Lenfest of shares of stock of SCC and the Subsidiaries; and

         WHEREAS, the parties have discovered that the basis for their original calculations were in error; and

         WHEREAS, the parties have agreed that it is important to amend the Agreement to reflect accurately the intent of the parties;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Section 1 of the Agreement is hereby amended to correct the number of shares to be issued to Lenfest, as follows:

                                     Lenfest %
Company                              Equity Interest               Lenfest Shares
-------                              ---------------               --------------
SCC                                      14.9%                       132,431.41
York Cable                               17.75%                           10.79
Casco                                    17.75%                           69.06
Bath                                     17.75%                           43.16
Providence                               17.75%                        l,294.83
SBC                                      17.75%                        9,322.80

         2. The first sentence of Section 16 of the Agreement is hereby amended and restated in its entirety, as follows:

          "SCC's operating statements will reflect usual and customary operating expenses which shall specifically include (1) interest payments due and owing on the debt referenced in Section 4(n) of this Agreement, (2) all expenses relating to supervisory personnel who are directly involved on a full-time basis in the cable operations of SCC,
          (3) bonus calculated on the performance of the cable operations payable to Peter P. Brubaker or his successor up to $50,000 per year and (4) fair and reasonable allocated corporate expenses not to exceed two percent (2%) of the annual revenues of SCC and its Subsidiaries."

         3. In order to give full effect to the original intent of the parties, the amendments to the Agreement made herein shall have an effective date as of November 6, 1992.

         4. All of the terms, conditions, provisions, representations, covenants and agreements in the Agreement shall remain unaltered and in full force and effect except as modified by this Fourth Amendment Agreement. All of the representations, warranties and covenants are true and correct on the date hereof as if originally given on the date hereof.

         5. Any capitalized term not defined in this Fourth Amendment Agreement shall have the meaning given to it in the Agreement.

         6. This Fourth Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which together shall constitute but one and the same original.


                     (REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

ATTEST:                                                 SUSQUEHANNA CABLE CO.

/s/ Craig W. Bremer                                     By: /s/ Peter P. Brubaker
-------------------------------                             --------------------------------
                                                            Peter P. Brubaker, President


ATTEST:                                                 YORK CABLE TELEVISION, INC.

/s/ Craig W. Bremer                                     By: /s/ Peter P. Brubaker
-------------------------------                             --------------------------------
                                                            Peter P. Brubaker, President/Treasurer


ATTEST:                                                 CASCO CABLE TELEVISION, INC.

/s/ Craig W. Bremer                                     By: /s/ Peter P. Brubaker
-------------------------------                             --------------------------------
                                                            Peter P. Brubaker, Vice President


ATTEST:                                                 CASCO CABLE TELEVISION OF BATH,
                                                        MAINE

/s/ Craig W. Bremer                                     By: /s/ Peter P. Brubaker
-------------------------------                             --------------------------------
                                                            Peter P. Brubaker, Vice President


ATTEST:                                                 CABLE TV OF EAST PROVIDENCE, INC.

/s/ Craig W. Bremer                                     By: /s/ Peter P. Brubaker
-------------------------------                             --------------------------------
                                                            Peter P. Brubaker, President/Treasurer


ATTEST:                                                 SBC CABLE CO.

/s/ Craig W. Bremer                                     By: /s/ Peter P. Brubaker
-------------------------------                             --------------------------------
                                                            Peter P. Brubaker, President/Treasurer


ATTEST:                                                 SUSQUEHANNA MEDIA CO.

/s/ Craig W. Bremer                                     By: /s/ Peter P. Brubaker
-------------------------------                             --------------------------------
                                                            Peter P. Brubaker, Executive Vice President/Treasurer


ATTEST:                                                 SUSQUEHANNA RADIO CORP.

/s/ Craig W. Bremer                                     By: /s/ Peter P. Brubaker
-------------------------------                             --------------------------------
                                                            Peter P. Brubaker, Vice President/Finance, Treasurer


                   (SIGNATURES CONTINUE ON THE FOLLOWING PAGE)

ATTEST:                                                 SUSQUEHANNA PFALTZGRAFF CO.

/s/ Craig W. Bremer                                     By: /s/ Peter P. Brubaker
-------------------------------                             --------------------------------
                                                            Peter P. Brubaker, Vice President/Finance


ATTEST:                                                 LENFEST YORK, INC.

/s/ Robert W. Mohollen                                  By: /s/ Harry F. Brooks
-------------------------------                             --------------------------------
                                                            Harry F. Brooks, VP


ATTEST:                                                 LENFEST COMMUNICATIONS, INC.

/s/ Robert W. Mohollen                                  By: /s/ Harry F. Brooks
-------------------------------                             --------------------------------
                                                            Harry F. Brooks, VP

                                FIFTH AMENDMENT

                                     to the

                       AGREEMENT, DATED NOVEMBER 6, 1992

                                  by and among

                         SUSQUEHANNA CABLE CO. ("SCC")

                          YORK CABLE TELEVISION, INC.

                          CASCO CABLE TELEVISION, INC.

                     CASCO CABLE TELEVISION OF BATH, MAINE

                       CABLE TV OF EAST PROVIDENCE, INC.

                                 SBC CABLE CO.

                        SUSQUEHANNA MEDIA CO. ("Media")

                     SUSQUEHANNA RADIO CORP. ("Radio") and

                  SUSQUEHANNA PFALTZGRAFF CO. ("Susquehanna")

                                      and

                       LENFEST YORK, INC. ("Lenfest") and

                      LENFEST COMMUNICATIONS, INC. ("LCI")

         This Fifth Amendment is made on this 22nd day of April, 1999, by and among the parties hereto.

         WHEREAS, the parties hereto have previously entered into an Agreement, dated November 6, 1992, as subsequently amended as of March 24, 1993, March 31, 1993, May 17, 1993 and November 30, 1993 (collectively, the "Agreement"), by and among Susquehanna, SCC, the Subsidiaries (as defined below), Media and Radio and LCI and Lenfest (collectively "Lenfest"); and

         WHEREAS, the parties desire to further amend the Agreement;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and intending to be bound, the parties hereto agree as follows:

         1. Put.

            Lenfest currently owns the following stock ("Stock") of SCC and certain of its subsidiaries listed below ("Subsidiaries"):


Company                                             # of Shares
-------                                             -----------
Susquehanna Cable Co.                               132,431.41
York Cable Television, Inc.                              10.79
Casco Cable Television, Inc.                             69.06
Casco Cable Television of Bath, Maine                    43.16
Cable TV of East Providence, Inc.                     1,294.83
SBC Cable Co.                                          9,322.8

Lenfest is hereby granted a put option ("Put") with respect to the Stock that it holds in SCC and its Subsidiaries for a period of three years commencing 18 months after the date of the closing of the Credit Agreement to be entered into by and among Media and First Union National Bank, individually and as Agent, and other signatory banks (as amended, restated or modified from time to time "Credit Agreement"). If Lenfest exercises the Put, it shall be exercised for all of the Stock held by Lenfest in SCC and its Subsidiaries. The Put shall be exercised in writing and sent to Media at the address set forth in the Agreement with a copy to the Agent at the address set forth in the Credit Agreement.

         2. Conditions to Exercise of Put. The Put cannot be exercised, or if exercised cannot be consummated during any period when:

            (a) there is a default under the Credit Agreement, or

            (b) if, after giving effect to the transaction contemplated by the Put, Media:

                (i) would violate the debt incurrence test under its $150,000,000 Senior Subordinated Notes, or

                (ii) would be in default on a pro forma basis under the Credit Agreement at any time within one year and one day of Closing based on reasonable projections.

         3. Valuation. Upon receipt of the notice from Lenfest to SCC that it is exercising its Put, each party shall choose an appraiser to appraise the fair market value of all of the equity of SCC and each of its Subsidiaries. The appraisers shall be selected within ten (10) days of the exercise of the Put and each appraiser shall be a nationally recognized broker or investment banker with experience in valuing cable systems. Each appraiser will have sixty (60) days from its selection to complete an independent valuation. The value of the Stock ("Value") shall be the average of the two valuations times 30%; provided, however, that if the higher valuation is 10% greater than the lower valuation neither valuation will be used and the parties shall choose two new appraisers who shall repeat the process.


         4. Closing. The Closing of the Put transaction ("Closing") shall occur within 15 days after the last governmental approval is obtained, but in no event shall Closing be less than 60 days after the determination of the Value.

         5. Payments for Stock. Subject to Section 2 hereof, Media shall pay the Value in cash by wire transfer at Closing subject to the following:

             (a) Cash shall be paid up to the amount of availability under the Credit Agreement provided that Media can demonstrate pro forma compliance (after giving effect to the additional debt to be incurred by repurchase of the Stock by Media under the Credit Agreement) at any time within one year and one day of Closing based on reasonable projections. if Media is unable to pay the agreed upon valuation in cash, Lenfest shall have the option to withdraw the Put without prejudice to the future exercise of the "Put" right granted herein or the rights granted in the Agreement. In addition, the time elapsed from the exercise of the Put to the date Lenfest withdraws the Put shall be added to the end of the three year exercise period for the Put.

             (b) To the extent that Lenfest does not receive cash at Closing for the Stock put to Media, Lenfest shall receive a Note from Media (the "Note") for the amount of the Value not paid in cash.

             (c) Principal on the Note will be payable in three equal annual installments each on the anniversary of the Closing and shall bear interest at the rate of 8% per annum, payable quarterly. If Media is prohibited from paying interest under the terms of the Credit Agreement, unpaid interest shall be added to the principal of the Note and shall thereupon bear interest at the rate set forth above.

             (d) Scheduled payments of principal or interest on the Note shall not be paid if at the time of payment there is a default in the Credit Agreement or, after giving effect to the payment, there would be a pro forma default under the Credit Agreement.

             (e) The Note may be prepaid at any time if there is (i) no default under the Credit Agreement or any default has been waived and (ii) pro forma compliance with the fixed charge ratio (which for this purpose will consider payments under the Note as Restricted Payments).

             (f) The Note shall have no covenants and be nonrecourse except to the second lien on the Stock. Lenfest agrees that, except as and to the extent provided herein, its right to the payments contemplated by the Note (and all other obligations under the Put) shall be subordinate to and subject in right of payment in full, on substantially the terms set forth in the draft dated March 25, 1999 of the Subordination Agreement, to all of the obligations under the Credit Agreement. The obligation under the Note will be senior to the Senior Subordinated Notes.

             (g) Upon receipt of the Note, Lenfest shall have a security interest in the Stock subject only to the prior security interest granted to First Union National Bank, as Agent for itself and other Media lenders under the Credit Agreement. Lenfest will not be entitled to or accept and neither Media nor any subsidiary will grant Lenfest an interest in any other stock or assets of Media or its subsidiaries as security for the Note.

             (h) If there is no default in the Credit Agreement (or if no default will be caused thereby) and Media fails:

                (i) to make a principal payment on the Note which payment default is not cured within nine months, or

                (ii) to make four consecutive interest payments on the Note (or adds interest to principal for four consecutive quarters),

then Lenfest shall be permitted to notify Media of a default under the Note and require Media to sell the stock or assets (at Media's option) of SCC and its Subsidiaries. Media shall have nine months to consummate the sale transaction. Lenfest's right to require Media to sell the stock or assets of SCC and its Subsidiaries shall be (i) Lenfest's sole recourse and remedy with respect to the Note and (ii) subject to there being no default in the Credit Agreement at closing on the sale both before and after giving effect to the sale. So long as there are remaining payment obligations or any commitment to extend credit under the Credit Agreement Lenfest shall not be entitled to (i) otherwise accelerate the Note or any payments contemplated thereunder, (ii) file or force to be filed any involuntary proceedings under any bankruptcy, receivership, reorganization, arrangement, dissolution or liquidation law or (iii) otherwise proceed against the assets of Media or its subsidiaries.

         6. Sale of SCC and Subsidiaries.

             (a) If the Put is exercised by Lenfest, Media and/or SCC shall have the right to sell all of the stock or assets of SCC and its Subsidiaries to a bona fide third party purchaser for cash in lieu of acquiring the Stock. Media or SCC shall notify Lenfest of the decision to sell to a third party no later than 10 days after completion of determination of the Value. In the event that Media or SCC decides to sell stock, such sale shall include all of the stock of SCC and its Subsidiaries including the Stock held by Lenfest and Lenfest shall receive its pro rata share of the net proceeds after all debts are repaid. Media or SCC shall have the right in its discretion to decline to sell the stock or assets of SCC if the price offered or other terms are unacceptable. In such case, Media or SCC shall notify Lenfest and have 90 days from such notice to consummate the Put transaction.

             (b) If Media and/or SCC decide to proceed to closing on the sale of all of the stock or assets of SCC and its Subsidiaries as provided in Paragraph 6(a), they shall notify Lenfest and the time for a Closing on the Put set forth herein shall be extended to a period of not in excess of nine months from the date of the Valuation in order to allow for an orderly sale. In the event that the sale of SCC and its Subsidiaries is not consummated, the time elapsed from the decision by Media to sell to the date when Media determines that the sale will not be consummated shall be added to the end of the period in which the Put can be exercised.

         7. Limitations on Exercise of rights under Buy/Sell provisions of
Section 14 of the Lenfest Agreement.

             (a) Section 14 of the Lenfest Agreement provides that either party may initiate an offer to purchase the interest of the other party in SCC and its Subsidiaries. The terms and conditions of Section 14 shall remain in full force and effect and shall be unamended by this Agreement, except for the following limitations:

                (i) Neither Lenfest, Media nor SCC nor any person claiming by or through them shall be permitted to exercise their rights under Section 14 of the Agreement after Lenfest has exercised its Put.

                (ii) If Media or SCC has made an offer to purchase pursuant to
Section 14 of the Agreement, Lenfest shall not be permitted to exercise its Put during the pendency of the offer.

                (iii) If the Put is exercised and the transaction contemplated by the Put is not consummated or cannot be consummated within the time period contemplated herein, the parties' rights under Section 14 of the Agreement shall be reinstated.

         8. Deletion of Tax Payment Differential. Section 21 of the Agreement entitled Tax Payment Differential shall be deleted and of no further force or effect.

         9. Restricted Payments. For clarification, the parties agree that the fee contemplated by Section 15 of the Agreement if paid, will be considered a Restricted Payment under the Credit Agreement.

         10. Change to Credit Agreement. Section 7.3.2(o), Investments, and
Section 7.7.2(c), Sales and Other Dispositions, of the draft of the Credit Agreement dated March 12, 1999 contained a condition that both before and after the transactions contemplated by these sections the Consolidated Total Leverage Ratio shall be no greater than 5.0 to 1.0. Media agrees that this language shall be deleted from the Credit Agreement when executed by Media.

         11. Consent. Susquehanna Pfaltzgraff Co. ("SPC") and Media have advised Lenfest that SPC is establishing an employee stock ownership plan ("ESOP") and that Media intends to enter into the Credit Agreement and to issue $150,000,000 of Senior Subordinated Notes in the institutional public markets (collectively "Credit Facilities"). Lenfest consents to the establishment of the ESOP and to Media entering into the Credit Facilities and agrees to execute such instruments and documents as Media or any person providing all or a portion of the Credit Facilities may reasonably request from time to time for the purposes of (a) confirming the foregoing consent, (b) subjecting all equity interests of Lenfest held in SCC and its Subsidiaries to a security interest as security for the Credit Agreement and (c) subordinating its interests to those of the lenders under the Credit Agreement provided that any agreement, instrument or document to be executed for the purposes stated in clause (b) and (c) shall be on terms substantially consistent with the terms hereof and, (i) with respect to the Pledge Agreement and Subordination Agreement, not less favorable to Lenfest in any material respect than in the drafts dated March 25, 1999, and (ii) with respect to the Credit Agreement, not less favorable to Lenfest in any material respect than in the draft dated April 13, 1999, all of which have been delivered to counsel for Lenfest.

         12. Survival. Notwithstanding anything to the contrary contained in the Agreement, dated November 6, 1992, by and among Susquehanna, SCC and the Subsidiaries and Lenfest, the terms, conditions and obligation of the Agreement as modified by the previous four amendments and this Amendment shall survive the execution hereof for so long as Lenfest has any rights under the Agreement or any obligations under or in connection with the agreements and other documents created in connection with or otherwise defining the rights of the creditors of Media in connection with the Credit Agreement or the Senior Subordinated Notes. Notwithstanding the foregoing, upon consummation of the Put transaction, all of Lenfest's rights shall terminate other than its rights under Sections 5, 10, 11 and 13 of this Fifth Amendment.

         13. No Waiver. No failure or delay on the part of parties to the Agreement in exercising any right, power or privilege contained in the Agreement, as amended hereby, shall operate as a waiver of any such right, power or privilege, except to the extent the other party reasonably relies upon said failure or delay to its detriment nor shall any single exercise of any right, power or privilege preclude any further exercise of any right, power or privilege.

         14. Notices. Section 22 of the Agreement is amended to change the address for Lenfest and its counsel which shall be:

        If to Lenfest:
                Lenfest Communications, Inc.
                200 Cresson Blvd.
                Oaks, PA 19456-0989
                Attention: General Counsel
                Facsimile No.: 610/650-3062

        With Copy to:
                Thomas K. Pasch, Esq.
                Saul, Ewing, Remick and Saul, LLP
                Centre Square West, 38th Floor
                Philadelphia, PA 19102
                Facsimile No.: 215/972-1831

         Except as amended above, Section 22 of the Agreement shall remain in full force and effect.

         15. Continuing Agreement. All of the terms, conditions, provisions, covenants and agreements in the Agreement as previously amended shall remain unaltered and in full force and effect except as modified by this Fifth Amendment.

         15. Defined Terms. Any capitalized term not defined in this Fifth Amendment shall have the meaning given to it in the Agreement.

         16. Counterparts. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same original.

         17. Effective Date. This Amendment shall be effective on the date of its execution.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first written above.

ATTEST:                                      LENFEST COMMUNICATIONS, INC.

                                             BY: /s/ H. F. Lenfest
                                               -------------------------------
                                                President

ATTEST:                                      LENFEST YORK, INC.

                                             By: /s/ H. F. Lenfest
                                               -------------------------------
                                                President

ATTEST:                                      SUSQUEHANNA CABLE CO.

                                             By: /s/  Peter P. Brubaker
                                               --------------------------------
                                                President

ATTEST:                                      CABLE TV OF EAST PROVIDENCE, INC.

                                             By: /s/  Peter P. Brubaker
                                               --------------------------------
                                                President

ATTEST:                                      CASCO CABLE TELEVISION, INC.

                                             By: /s/  Peter P. Brubaker
                                               --------------------------------
                                                Vice President

ATTEST:                                      CASCO CABLE TELEVISION OF
                                             BATH, MAINE

                                             By: /s/  Peter P. Brubaker
                                               --------------------------------
                                                Vice President

ATTEST:                                      SBC CABLE CO.

                                             By: /s/  Peter P. Brubaker
                                               --------------------------------
                                                President

ATTEST:                                      YORK CABLE TELEVISION, INC.

                                             By: /s/  Peter P. Brubaker
                                               --------------------------------
                                                President

ATTEST:                                      SUSQUEHANNA PFALTZGRAFF CO.

                                             By: /s/  Peter P. Brubaker
                                               --------------------------------
                                                Vice President

ATTEST:                                      SUSQUEHANNA MEDIA CO.

                                             By: /s/  Peter P. Brubaker
                                               --------------------------------
                                                President